                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                                MERGER AGREEMENT

                                    BETWEEN

                              RIVER HOLDING CORP.,

                            RIVER ACQUISITION CORP.,

                          HUDSON RESPIRATORY CARE INC.

                                      AND

                THE SHAREHOLDERS OF HUDSON RESPIRATORY CARE INC.



                                 March 15, 1998

                     AMENDED AND RESTATED MERGER AGREEMENT

     THIS AMENDED AND RESTATED MERGER AGREEMENT (the "Agreement") is made this 15 day of March, 1998, by and among River Holding Corp., a Delaware corporation (the "Investor"), River Acquisition Corp., a California corporation and wholly-owned subsidiary of the Investor ("Newco"), Hudson Respiratory Care Inc., a California corporation (the "Company") the Helen Lovaas Separate Property Trust U/D/T dated 7/17/97 ("Lovaas") and the Helen Lovaas Trust No. 1 U/D/T dated 11/10/97 (the "Trust"). Lovaas and the Trust are collectively referred to herein as the "Shareholders."

                                    RECITALS

     A. The Shareholders own all of the outstanding shares of common stock of the Company.

     B. The Company manufactures disposable respiratory care and anesthesia products and equipment.

     C. The Boards of Directors of Newco, the Investor and the Company deem advisable and in the best interests of their respective stockholders the merger of Newco with and into the Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the Corporations Code of the State of California (the "Corporations Code") (the Company and Newco being hereinafter sometimes referred to as the "Constituent Corporations" and the Company, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     D. The Boards of Directors of the Investor, Newco and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants, and subject to the conditions, herein set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
     1.01  Defined Terms.  The following words shall have the following meanings
           -------------
when used in this Agreement:

     "Agreed Purchase Price" shall mean $233,600,000 plus any Contingent Payment
      ---------------------
payable pursuant to Section 2.13 hereof.

     "Arthur Anderson" shall mean the accounting firm Arthur Anderson LLP (or
      ---------------
any successor thereto resulting from a merger or other business combination involving Arthur Anderson LLP). If at any time Arthur Anderson LLP (or its successor) shall cease to exist or shall otherwise refuse or be unable to perform the services described in this Agreement as being provided by Arthur Anderson, then the term Arthur Anderson shall be deemed to refer to any other accounting firm as may be selected by Lovaas with Investor's reasonable consent.

     "Balance Sheet Date" shall mean December 26, 1997.
      ------------------

     "Closing" shall have the meaning specified in Section 2.02.
      -------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company Transaction Expense Schedule" shall mean the schedule submitted to
      ------------------------------------
Investor by Lovaas five (5) business days prior to the Closing reflecting the fees and expenses of the Company and the Shareholders in connection with the transactions contemplated by this Agreement, including but not limited to the Incentive Payments as described on Exhibit A attached hereto, the Ruiz Consulting Fee, and legal, accounting and investment banking fees.

     "Contingent Payment" shall have the meaning specified in Section 2.13.
      ------------------

     "Current Assets" shall consist of the current assets as shown on the
      --------------
December 26, 1997 Balance Sheet or the Final Balance Sheet, as the case may be, excluding any deferred tax assets, and without giving effect to the transactions contemplated by this Agreement, which balance sheets shall each be prepared in accordance with GAAP (except as otherwise indicated in Schedule 3.05 hereto).

     "Current Liabilities" shall consist of the current liabilities as shown on
      -------------------
the December 26, 1997 Balance Sheet or the Final Balance Sheet, as the case may be, without giving effect to (i) the transactions contemplated by this Agreement, (ii) the accruals related to the expenses associated with the transactions contemplated by this Agreement (to the extent that such expenses are included on the Company Transaction Expense Schedule) or (iii) tax liabilities relating to obligations payable in connection with an election under section 338(h)(10) of the Code), which balance sheets shall each be prepared in accordance with GAAP (except as otherwise indicated in Schedule 3.05 hereto).

     "Damages" shall have the meaning specified in Section 8.01.
      -------

     "Debt Schedule" shall mean the schedule submitted to Investor by Lovaas at
      -------------
least five (5) business days prior to the Closing, which schedule shall set forth the principal amount of all of the Company's indebtedness for borrowed money, plus accrued but unpaid interest and any prepayment penalties thereon through to and including the Effective Date, which indebtedness, accrued interest and any prepayment penalties to be paid by the Surviving Corporation pursuant to Section 2.09(a) hereof as of the Effective Date.

     "December 26, 1997 Balance Sheet" shall have the meaning specified in
      -------------------------------
Section 3.05.

     "Effective Date" shall have the meaning specified in Section 2.03.
      --------------

     "Environmental Laws" shall have the meaning specified in Section 3.22.
      ------------------

     "EPP Liabilities" shall mean all liability of the Company to make payments
      ---------------
to EPP Participants pursuant to the EPP Plan including all amounts payable to retired or other former employees under the EPP Plan.

     "EPP Participants" shall mean the individual participants under the EPP
      ----------------
Plan.

     "EPP Plan" shall mean the Hudson Respiratory Care Inc. Equity Participation
      --------
Plan as established and maintained by the Company pursuant to the 1994 Amendment and Restatement of the Hudson Respiratory Care Inc. Equity Participation Plan (the "Plan Document") as such Plan Document has been amended prior to the date hereof or may in the future be amended in the manner provided in Exhibit A hereto.

     "EPP Schedule" shall mean the schedule submitted to Investor by Lovaas at
      ------------
least five (5) business days prior to the Closing, which schedule shall set forth the lump sum amount of the EPP Liability that will be payable to each EPP Participant as of the completion of the Closing.

     "Exchange Shares" shall mean the 3,739,435 shares of the Company's common
      ---------------
stock held of record by the Trust and 9,229,285 shares of the Company's common stock held of record by Lovaas, after giving effect to the stock split described in section 2.06(a) hereof, which are each to be exchanged for the Price Per Share in the Merger in accordance with the provisions of Article II hereof.

     "Final Balance Sheet" shall mean a balance sheet of the Company as of the
      -------------------
Effective Date prepared in accordance with GAAP (except as otherwise indicated in Schedule 3.05 hereto).

     "Final Balance Sheet Date" shall mean the Effective Date.
      ------------------------

     "Final Balance Sheet Tax Liabilities" shall mean all Pre-Acquisition Tax
      -----------------------------------
Liabilities set forth in the account for the accrued taxes payable or similar account in the Final Balance Sheet and thus taken into account in determining the Final Working Capital.

     "Final Purchase Price" shall mean the Pro Forma Purchase Price as adjusted
      --------------------
pursuant to Section 2.12(a).

     "Final Working Capital" shall mean Current Assets, exclusive of Oxy Air,
      ---------------------
less Current Liabilities, exclusive of EPP Liabilities, Oxy Air Liabilities and the current portion of Long-Term Debt or other debt reflected on the Debt Schedule, in each case as reflected in the Final Balance Sheet.

     "GAAP" shall mean United States generally accepted accounting principles as
      ----
applied on a consistent basis throughout the three year period ended December 26, 1997.

     "Hazardous Materials" shall have the meaning specified in Section 3.22.
      -------------------

     "Indebtedness" shall mean (i) obligations for borrowed money (including
      ------------
overdrafts), (ii) reimbursement obligations in respect of any letter of credit or instruments serving a similar function (whether secured or unsecured), (iii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with purchases in the ordinary course of business, (iv) interest rate swaps, currency swaps, reverse repurchase agreements and similar instruments, (v) any guarantee in respect of any obligations of another person, and (vi) capital lease and sale leaseback arrangements.

     "Independent Accounting Firm" shall mean Ernst & Young or another
      ---------------------------
nationally recognized independent accounting firm jointly selected by Lovaas and Investor. If such parties cannot agree on such accounting firm, the accounting firm will be selected as follows: Lovaas and Investor shall each submit the name of a nationally recognized independent accounting firm and the "Independent Accounting Firm" shall mean the firm selected by lot from these two firms.

     "Intangible Personal Property" shall have the meaning specified in Section
      ----------------------------
3.10.

     "Investor Tax Liabilities" shall mean, without duplication, each and all of
      ------------------------
(i) the Final Balance Sheet Tax Liabilities, (ii) Tax Liabilities attributable to that portion of a Straddle Period following the Effective Date, (iii) Tax Liabilities attributable to Post-Acquisition Taxable Periods, and (iv) Tax Liabilities for which the Shareholders are not liable under Section 8.06 (ii) hereof.

     "Investor Transaction Expenses" shall mean the fees and expenses of the
      -----------------------------
Investor and Newco in connection with the transactions contemplated by this Agreement.

     "Investor Transaction Expense Schedule" shall mean the schedule submitted
      -------------------------------------
to the Shareholders five (5) business days prior to the Closing reflecting the Investor Transaction Expenses.

     "Licenses" shall have the meaning specified in Section 3.14.
      --------

     "Long-Term Debt" shall mean the consolidated long-term debt of the Company,
      --------------
determined in accordance with GAAP less current installments of such long-term debt.

     "Material Adverse Effect" shall mean changes, developments or occurrences
      -----------------------
which, individually or in the aggregate, have or reasonably can be expected to have a material adverse effect on the assets, earnings, liabilities, prospects, business, operations or financial condition or operating results of the Company and the Subsidiary, taken as a whole.

     "Merger" shall have the meaning specified in Section 2.01.
      ------

     "New Debt" shall mean the indebtedness, consisting of short term and long
      --------
term debt which as of the date of this Agreement is estimated as approximately $167,500,000, that will be borrowed by the Company as of the Effective Date to pay the Pro Forma Purchase Price and the Investor Transaction Expenses.

     "New Debt Schedule" shall mean the written schedule of New Debt that will
      -----------------
be furnished by Investor to Lovaas not less than five (5) business days prior to the Closing and on which Investor shall specify each category of New Debt (revolving, short term and long term), the amount thereof and the lender(s) thereof.

     "New Preferred Stock" shall mean the shares of preferred stock of the
      -------------------
Company to be issued on the Effective Date in exchange for the shares of preferred stock of Newco, which preferred stock will have the rights, preferences and privileges agreed to by the parties hereto.

     "Outstanding Shares" shall mean 59,056 shares of common stock of the
      ------------------
Company before giving effect to the stock split described in Section 2.06(a) hereof which represents the total number of shares outstanding as of the date of this Agreement.

     "Oxy Air" shall mean Oxy Air LLC, a Delaware limited liability company that
      -------
is wholly-owned by the Company as of the date of this Agreement.

     "Oxy Air Liabilities" shall mean any Indebtedness of Oxy Air.
      -------------------

     "Post-Acquisition Taxable Period" shall mean a taxable period of the
      -------------------------------
Company that begins after the Effective Date.

     "Pre-Acquisition Tax Liability" shall mean a Tax Liability of the Company
      -----------------------------
for or with respect to any Pre-Acquisition Taxable Period or any Straddle Period to the extent allocable to the period ending on the Effective Date.

     "Pre-Acquisition Taxable Period" shall mean a taxable period of the Company
      ------------------------------
that ends on or before the Effective Date.

     "Price Per Share" means an amount equal to:
      ---------------

            (A) the Pro Forma Purchase Price less

                (i)   the aggregate amount shown on the Debt Schedule,

                (ii)  the aggregate amount shown on the EPP Schedule; and

                (iii) the aggregate amount shown on the Company Transaction
                      Expense Schedule


                         divided by
                         ----------

            (B) the number of Exchange Shares.

     "Pro Forma Purchase Price" shall mean the Agreed Purchase Price as adjusted
      ------------------------
pursuant to Section 2.12(b).

     "Pro Forma Working Capital" shall mean Current Assets, exclusive of Oxy
      -------------------------
Air, less Current Liabilities, exclusive of EPP Liabilities, Oxy Air Liabilities and the current portion of Long-Term Debt or other debt reflected on the Debt Schedule, in each case as reflected in the Pre-Closing Balance Sheet prepared pursuant to Section 2.12(b).

     "Real Property" shall have the meaning specified in Section 3.12.
      -------------

     "Retained Shares" shall mean 1,500,000 shares of the Company's common stock
      ---------------
held of record by Lovaas, after giving effect to the stock split described in
Section 2.06(a) hereof.

     "Ruiz Consulting Agreement" shall mean that certain Employment Termination
      -------------------------
and Consulting Agreement between Hudson Respiratory Care Inc. and Richard K. Ruiz dated as of December 31, 1996, as it may be amended.

     "Ruiz Consulting Fee" shall mean the Consulting Fee that shall become
      -------------------
payable, upon completion of the Closing, to Richard K. Ruiz pursuant to the Ruiz Consulting Agreement.

     "Shareholder Tax Liabilities" shall mean the U.S. federal and state income
      ---------------------------
tax liabilities imposed on or against the Shareholders with respect to the Company's income pursuant to the provisions of Sections 1361 et seq. of the Code and comparable provisions of state income tax laws.

     "Straddle Period" shall mean a taxable period of the Company that includes
      ---------------
but does not end on the Effective Date.

     "Subsidiary" means Industrias Hudson, S.A. de C.V., a Mexican corporation
      ----------
in which the Company owns a 79% equity interest on the date hereof and will own a 100% equity interest prior to the Effective Date.

     "Surviving Corporation" shall have the meaning specified in Recital C
      ---------------------
hereof.

     "Tax" or "Taxes" shall mean all taxes, including, without limitation, all
      --------------
net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon.

     "Tax Liabilities" shall mean all liabilities for Taxes.
      ---------------

     "Tax Proceeding" shall mean any audit or other examination, or any judicial
      --------------
or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

     "Tax Return" shall mean all reports and returns required to be filed with
      ----------
respect to Taxes.

     1.02  Additional Terms.  In addition to the foregoing, other capitalized
           ----------------
terms used in this Agreement shall have the meanings given to such terms where they first appear herein.

                                   ARTICLE II

                               TRANSFER OF SHARES

     2.01  The Merger.  Upon the terms and conditions hereinafter set forth and
           ----------
in accordance with the California Corporations Code (the "Corporations Code"), at the Effective Date (as defined in Section 2.03), Newco shall be merged with and into the Company (the

"Merger") and thereupon the separate existence of Newco shall cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by the Corporations Code.

     2.02  Closing; Filing.  A closing shall be held at the offices of Gibson,
           ---------------
Dunn & Crutcher LLP, 4 Park Plaza, Irvine, CA 92614 or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Articles VI and VII of this Agreement (the "Closing") on the later of April 14, 1998 or the second business day after satisfaction or waiver of the conditions set forth in Articles VI and VII; provided, however, that if all of the conditions set forth in Articles VI and VII have been satisfied or waived prior to April 14, 1998, Investor may select an earlier date for the Closing, upon five (5) business days notice to Lovaas. Immediately thereafter, Newco and the Company will cause an agreement of merger, in substantially the form of Exhibit D attached hereto (the "Agreement of Merger"), to be executed and filed with the Secretary of State of the State of California.

     2.03  Effective Date of the Merger.  The Merger shall become effective
           ----------------------------
immediately upon the filing of the Agreement of Merger with the Secretary of State of the State of California in accordance therewith. The date and time of such filing is herein sometimes referred to as the "Effective Date."

     2.04  Articles of Incorporation and Bylaws.  Upon the effectiveness of the
           ------------------------------------
Merger, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation, (amended to increase the number of authorized shares of capital stock, create and authorize the New Preferred Stock and effect a stock split), and the Bylaws of the Company as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

     2.05  Directors and Officers.  The persons who are directors of Newco
           ----------------------
immediately prior to the Effective Date (plus any directors of the Company designated by Newco) and the officers of the Company (plus any officers of Newco designated by Newco) shall, after the Effective Date and in accordance with the Agreement of Merger, serve as the directors and officers, respectively, of the Surviving Corporation, in each case such directors and officers to serve until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     2.06  Conversion.
           ----------

           (a) Prior to the Effective Date, the Company and the Shareholders shall take all action necessary to amend the Company's Articles of Incorporation to (i) increase its authorized common stock to 15 million shares, (ii) create a class of preferred stock with two million authorized shares, (iii) authorize 600,000 shares of New Preferred Stock and (iv) effect a 245 to 1 stock split with respect to the 59,056 Outstanding Shares.

           (b) Investor covenants that (i) it will contribute to Newco $10.00 for each share of the common stock of Newco issued to Investor and $100.00 (less any underwriting fees paid by Investor to a non-affiliate of Investor in connection with the sale and placement of such preferred stock) for each share of the preferred stock of Newco issued to Investor, (ii) at least 5,500,000 shares of Newco's common stock shall be issued to Investor and remain outstanding immediately prior to the Effective Date and (iii) at least 650,000 shares of common stock of the Surviving Corporation shall be purchased by Investor immediately following the Effective Date at a purchase price of $10.00 per share.

          (c) At the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

               (i) Each issued and outstanding Exchange Share shall be automatically converted into the right to receive the Price Per Share in cash, to be paid as set forth in Section 2.08 below.

               (ii) Each issued and outstanding share of the common stock of Newco shall be converted into one (1) validly issued, fully-paid and nonassessable share of common stock of the Surviving Corporation, and each issued and outstanding share of preferred stock of Newco shall be converted into one (1) validly issued, fully-paid and nonassessable share of New Preferred Stock of the Surviving Corporation.

               (iii) The Retained Shares shall remain outstanding.

     2.07  Closing of the Transfer Books.  At the Effective Date, the stock
           -----------------------------
transfer books of the Company shall be closed, and no transfer of shares of common stock of the Company shall thereafter be made.

     2.08  Surrender of Certificates.
           -------------------------

               (a)   The Company.  Each of the Shareholders shall deliver at the
                     -----------
Closing certificates evidencing all of the Exchange Shares to be canceled pursuant to Section 2.06. Upon the surrender for exchange of such certificates, together with such documents of transfer, duly completed and properly executed, as reasonably requested by Investor, each Shareholder shall be paid at the Closing, by wire transfer of immediately available funds, the amount of cash to which such Shareholder is entitled hereunder, and such certificates shall forthwith be canceled.

               (b) Newco. The Investor, as the sole stockholder of Newco, shall,
                   -----
upon surrender to the Surviving Corporation of certificates representing the common stock, $.01 par value, of Newco and the preferred stock, $.01 par value, of Newco, receive certificates representing the number of shares of common stock of the Surviving Corporation into which the common stock of Newco shall have been converted and the number of shares of New Preferred Stock into which the preferred stock of Newco shall have been converted, each pursuant to Section
                                                                     -------
2.06(c)(ii) hereof.
-----------

     2.09  Additional Payments on the Effective Date.  On the Effective Date,
           -----------------------------------------
the Surviving Corporation shall pay:

               (a) by wire transfer of immediately available funds, the aggregate amount of indebtedness, inclusive of principal and interest accrued through the Effective Date, as set forth in the Debt Schedule to the parties and in accordance with the instructions as specified in the Debt Schedule;

               (b) to the EPP Participants the EPP Liability payable to such EPP Participants as set forth in the EPP Schedule, with the Surviving Corporation to make payment of the EPP Liabilities by wire transfer of immediately available funds to the EPP Participants in accordance with instructions as specified in the EPP Schedule; and

               (c) to the parties specified in the Company Transaction Expense Schedule the fees and expenses reflected in the Company Transaction Expense Schedule, with the Surviving Corporation to make payment of such fees and expenses by wire transfer of immediately available funds or by check delivered at the Effective Date, whichever may be applicable as specified in the Company Transaction Expense Schedule, provided, however, Incentive Payments may be made following the Effective Date solely to the extent provided for under Section 5.01(b).

     2.10  Effect of Merger.  On and after the Effective Date, the Surviving
           ----------------
Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.11  Further Assurances.  If at any time after the Effective Date the
           ------------------
Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

     2.12  Working Capital Adjustment.
           --------------------------

               (a) The Agreed Purchase Price will be adjusted, by increasing or decreasing the amount thereof pursuant to the following provisions of this
Section 2.12 (the "Working Capital Adjustment"). If the Final Working Capital is less than $26,750,000 (the "Minimum Working Capital"), the Pro Forma Purchase Price shall be reduced by, and the Shareholders shall pay to the Surviving Corporation, an amount equal to the difference between the Minimum Working Capital and the Final Working Capital. In the event that the Final Working Capital is greater than $29,500,000 (the "Maximum Working Capital"), the Pro Forma Purchase Price shall be increased by, and the Surviving Corporation shall pay to the Shareholders, an amount equal to the difference between the Final Working Capital and the Maximum Working Capital. Amounts equal to or greater than the Minimum Working Capital and equal to or less than the Maximum Working Capital shall be referred to as the "Working Capital Range." The Working Capital Adjustment shall be payable as set forth below.

          (b) In an effort to reduce the amount of the Working Capital Adjustment after the Effective Date, a pro forma Working Capital Adjustment shall initially be calculated 5 days prior to the Closing (the "Pro Forma Working Capital Adjustment") based on the most recently available balance sheet (the "Pre-Closing Balance Sheet"), which shall be subject to Investor's review and approval, which approval shall not be unreasonably withheld. The Pro Forma Working Capital Adjustment shall be determined as follows: the Agreed Purchase Price shall be increased or decreased, as applicable, to the extent that the Pro Forma Working Capital as reflected in the Pre-Closing Balance Sheet is greater than or less than, as the case may be, the Working Capital Range.

          (c) No later than 60 days following the Effective Date, the Company shall prepare and deliver to Lovaas and Investor a draft Final Balance Sheet that has been audited by Arthur Anderson. During the 15 days after delivery of the draft Final Balance Sheet, Lovaas and Investor and their respective representatives and accountants shall have the right to review, audit and approve the draft Final Balance Sheet and the calculation of the Final Working Capital. Lovaas and Investor and their respective representatives and accountants shall have the right to review all workpapers of Arthur Anderson used in auditing the draft Final Balance Sheet and Lovaas and her representatives and accountants shall have full access to the books and records of the Company for the purpose of verifying the accuracy and fairness of the draft Final Balance Sheet. If neither party objects to the draft Final Balance Sheet within such 15-day period, it shall be deemed acceptable to and binding upon the parties and Arthur Anderson shall issue an audited Final Balance Sheet with an unqualified opinion.

               (d) If either Lovaas or Investor has any objections to the draft Final Balance Sheet, such party will deliver a detailed statement describing their objections to the other party within 15 days after receiving the draft Final Balance Sheet. Investor and Lovaas will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within 30 days after a party has received the statement of objections, however, the remaining objections will be resolved by the Independent Accounting Firm within 15 days of the expiration of the 30 day period and Arthur Anderson shall then issue an audited Final Balance Sheet with an unqualified opinion. The fees and expenses incurred by the Independent Accounting Firm shall be paid half by the Shareholders and half by the Surviving Corporation.

               (e) Any excess or shortfall of the Final Working Capital with respect to the Pro Forma Working Capital shall be paid by the Surviving Corporation or Shareholders, as the case may be, within ten (10) days following
(i) the expiration of the 15-day comment period without objection as provided in
Section 2.12(c) hereof or (ii) the final resolution of any dispute over the Final Balance Sheet as described in Section 2.12(d) hereof, whichever may be appropriate.

     2.13  Contingent Payments.
           -------------------

               (a) In the event that the Surviving Corporation's EBITDA before EPP (as defined below) for fiscal 1998 is at least $31,600,000, then the Surviving Corporation shall pay an additional aggregate amount equal to $5,700,000 (the "Contingent Payment"), with such amount payable as follows:
$2,479,500 payable to Lovaas, $826,500 payable to the

Trust and $2,394,000 payable to the individuals set forth on Schedule 2.13 (the "Participating Employees") in the respective amounts set forth on Schedule 2.13. At the Surviving Corporation's option, the Contingent Payment shall be paid in cash in immediately available funds or pursuant to a three-year payment schedule (with principal and interest payable in 36 equal monthly installments and prepayable at any time without penalty), together with interest at the rate of 8% per annum. EBITDA before EPP shall mean the Surviving Corporation's earnings before depreciation and amortization, interest expense and income tax expense and before charges related to the EPP Plan and the payment of special 1997 bonuses, not giving effect to any acquisitions by the Surviving Corporation during fiscal 1998.

               (b) No later than 60 days following the end of fiscal 1998, the Surviving Corporation shall prepare and deliver to the Shareholders and the Participating Employees the Surviving Corporation's draft financial statements for fiscal 1998 (the "1998 Financial Statements") as audited by the Surviving Corporation's accountants, together with a calculation of EBITDA before EPP. During the 15 days after delivery of the draft 1998 Financial Statements, the Shareholders and the Participating Employees and their respective representatives and accountants shall have the right to review the draft 1998 Financial Statements and the calculation of EBITDA before EPP solely for the purpose of determining whether the Contingent Payment is payable. The Surviving Corporation will use its best efforts to make available to the Shareholders and the Participating Employees and their respective representatives and accountants all workpapers of the Surviving Corporation's accountants used in auditing the draft 1998 Financial Statements and the Shareholders and the Participating Employees and their respective representatives and accountants shall have full access to the books and records of the Surviving Corporation for the purpose of verifying the accuracy of the draft 1998 Financial Statements and the calculation of EBITDA before EPP. If the Shareholders and the Participating Employees do not object to the draft 1998 Financial Statements or the calculation of EBITDA before EPP within such 15-day period, it shall be deemed acceptable to and binding upon the parties.

               (c) If the Shareholders or the Participating Employees have any objections to the draft 1998 Financial Statements or the calculation of EBITDA before EPP, such parties will deliver a detailed statement describing their objections to the Surviving Corporation within 15 days after receiving the draft 1998 Financial Statements and the calculation of EBITDA before EPP. The Surviving Corporation and such parties will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within 5 days after the Surviving Corporation has received the statement of objections, however, the remaining objections will be resolved by the Independent Accounting Firm within 10 days of the expiration of the 5-day period. The fees and expenses incurred by the Independent Accounting Firm shall be paid half by the Shareholders and Participating Employees and half by the Surviving Corporation.

               (d) The Contingent Payment shall be paid by the Surviving Corporation in accordance with Section 2.13(a) beginning ten (10) days following
(i) the expiration of the 15-day comment period without objection as provided in
Section 2.13(b) hereof or (ii) the final resolution of any dispute over the 1998 Financial Statements or the calculation of EBITDA before EPP as described in
Section 2.13(c) hereof, whichever may be appropriate.

               (e) For all Tax purposes, the Contingent Payments to the Shareholders shall be treated as additional purchase price consideration and the Contingent

Payments to the Participating Employees shall be treated as participation payments under the EPP Plan.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          The Shareholders, jointly and severally, represent and warrant to Investor that at as of the date of this Agreement:

          3.01  Organization. Good Standing and Authority.  The Company is a
                -----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Country of Mexico. Each of the Company and the Subsidiary has full power and authority to carry on its business as it is now conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Company and the Subsidiary is qualified to do business and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification or licensing (i) would have a Material Adverse Effect or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. Each of this Agreement and the Noncompetition Agreement has been duly executed and delivered by the Shareholders and the Company, has been authorized by all necessary corporate action of the Shareholders and the Company and constitutes a legal, valid and binding obligation of the Shareholders and the Company, enforceable against each of them in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally. Except as described in Exhibit A or as set forth on Schedule 3.01, the Company does not own, directly or indirectly, legally or beneficially, any shares of capital stock or any equity interest in, or otherwise control, any corporation, partnership, joint venture or other entity or business other than the Subsidiary.

          3.02  Ownership of Shares and Power to Transfer. All of the
                -----------------------------------------
Outstanding Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. The number of Outstanding Shares owned by each Shareholder is set forth on Schedule 3.02 hereto. Except as set forth in Schedule 3.02, neither the Shareholders nor the Company have granted, issued or agreed to grant or issue any other equity interests in the Company (other than the Outstanding Shares), and there are no outstanding options, warrants, preemptive rights, subscription rights, securities or similar rights of any kind that are convertible into or exchangeable for or any other commitments of any character relating to the Outstanding Shares or any other equity interests of the Company. The Shareholders have good and valid title to, and sole record and beneficial ownership of, the Outstanding Shares set forth opposite such Shareholder's name on Schedule 3.02, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person, and the Shareholders have the absolute and unrestricted right, power, authority and capacity to transfer the Exchange Shares at the Closing and this Agreement constitutes a legal, valid and binding obligation of the Shareholders enforceable against each of them in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally. The Outstanding Shares constitute all outstanding shares of capital stock of the Company. All dividends, distributions and redemptions made or to be made by the Company with respect to its equity interests have complied or will comply with applicable law.

     3.03  Consents and Approvals of Governmental Authorities.  Except as set
           --------------------------------------------------
forth in Schedule 3.03 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority by the Shareholders, the Company or the Subsidiary is required in connection with the execution, delivery and performance of this Agreement and the Noncompetition Agreement by the Shareholders or the Company and the consummation by the Shareholders or the Company of the transactions contemplated hereby.

     3.04  Agreement not a Breach.  Except as set forth on Schedule 3.04, the
           ----------------------
execution of this Agreement and the Noncompetition Agreement by the Shareholders or the Company and the fulfillment, performance and compliance with the terms and provisions of this Agreement and the Noncompetition Agreement by the Shareholders or the Company will not (i) conflict with or result in a breach of any provision of the Company's Articles of Incorporation or Bylaws or any organizational document of a Shareholder or the Subsidiary, (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default (or event which upon provision of notice or lapse of time or both would become such a default) or result in the acceleration of any obligation under, or result in the cancellation or modification of, or permit termination of, any agreement, lease, license, note, contract or instrument to which the Shareholders, the Company or the Subsidiary is a party or by which any of them is bound; (iii) accelerate, or constitute an event entitling the holder of any Indebtedness of the Company or the Subsidiary to accelerate the maturity of any such Indebtedness, permit subordination of any such Indebtedness of the Company or the Subsidiary to any other Indebtedness of the Company or the Subsidiary to which the Company or the Subsidiary was not already subordinated;
(iv) conflict with or violate the provisions of any law or any judgment, decree, order, arbitration award, regulation or rule of any court or governmental authority or any covenant or restriction binding upon the Company or the Subsidiary; (v) violate or result in the modification, termination or loss of any permit, license or other authorization applicable to the Company or the Subsidiary; or (vi) result in the creation of any lien, charge or encumbrance upon any equity interest in or assets of the Company or the Subsidiary under any agreement or instrument to which the Shareholders, the Company or the Subsidiary are a party or by which the Shareholders, the Company or the Subsidiary are bound, unless any such matter set forth in items (ii) -
(v) above would not result in a Material Adverse Effect.

     3.05  Financial Statements.  Attached hereto as Schedule 3.05 is the
           --------------------
unaudited consolidated balance sheet of the Company as of December 26, 1997 (the "December 26, 1997 Balance Sheet") and related statements of income and cash flow for the twelve month period then ended (the "Unaudited 1997 Financial Statements"). The audited consolidated balance sheet of the Company as of December 26, 1997 and related statements of income and cash flow for the twelve month period then ended (the "Audited 1997 Financial Statements") to be delivered to Investor prior to the Effective Date will not differ in any material respect from the Unaudited 1997 Financial Statements. The Shareholders have also delivered to Investor the audited consolidated balance sheets of the Company as of December 27, 1996 and December 29, 1995, and related statements of income and cash flow for the respective twelve month periods then ended (collectively, with the Unaudited 1997 Financial Statements and, when delivered, the Audited 1997 Financial Statements, the "Financial Statements"). Except as set forth in Schedule 3.05 hereto, the Financial Statements (i) were prepared in accordance with the books and records of the Company; (ii) were prepared in accordance with the Company's accounting policies and principles and are in accordance with GAAP in a manner consistent with the Company's historic accounting practices applied on a consistent basis except as set forth on Schedule 3.05 (except that the 1997 Financial Statements are unaudited and therefore do not have certain notes otherwise required by GAAP and may be subject to certain immaterial audit adjustments); and (iii) present fairly the financial position and results of operations of the Company at the dates and for the periods covered thereby. Schedule 3.05 sets forth a true and complete list of all of the Indebtedness of the Company and the Subsidiary (excluding capital lease obligations) as of the Balance Sheet Date.

     3.06  Absence of Certain Changes.  Except as set forth in Exhibit A and
           --------------------------
Schedule 3.06, since January 1, 1997, there has not been:

               (a)  Any Material Adverse Effect;

               (b) Any increase in the compensation paid or payable by the Company or the Subsidiary, other than in the ordinary course of business and consistent with past practices, to any of its consultants who were paid in excess of $100,000 in the calendar year ended December 31, 1997 or officers;

               (c) Any recapitalization in respect of the equity interests in the Company or any direct or indirect redemption, purchase or other acquisition of any such equity interest or any agreement to do any of the foregoing;

               (d) Any issuance, transfer, sale or pledge by the Company or the Subsidiary of its capital stock or any other equity interest or of any commitments, options, warrants, rights or privileges under which the Company or the Subsidiary is or may become obligated to issue any shares of its capital stock or any other equity interest;

               (e) Any liability, commitment or obligation incurred by the Company or the Subsidiary (excluding intercompany transactions), except such as may have been incurred or entered into in the ordinary course of business and consistent with past practices;

               (f) Any loan, capital contribution, or advance made or agreed to be made by the Company or the Subsidiary (excluding intercompany transactions), nor has the Company or the Subsidiary become liable or agreed to become liable as a guarantor with respect to any obligation of a third party;

               (g) Any waiver by the Company or the Subsidiary of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation before the same became due in accordance with its terms other than in the ordinary course of business and consistent with past practice;

               (h) Any adoption, amendment or entering into by the Company or the Subsidiary of any bonus, profit sharing, stock option, pension, retirement, severance, deferred compensation or other employee benefit plan or agreement other than in the ordinary course of business and consistent with past practice;

               (i) Any amendment to the Company's or the Subsidiary's Articles of Incorporation or Bylaws;

               (j) Any amendment, cancellation or termination of any contract, license or other instrument or arrangement material to the Company or the Subsidiary other than in the ordinary course of business and consistent with past practice;

               (k) Any failure to repay any material obligation of the Company or the Subsidiary when due;

               (1) Any transaction entered into or committed to be entered into between the Company or the Subsidiary, on one hand, and any Related Party (as defined in Section 3.26) on the other hand;

               (m) Any material change in the accounting methods, practices or policies followed by the Company (other than as required by GAAP), any material increase in reserves or any material revaluation of any of the Company's or the Subsidiary's assets from those in effect during the past three fiscal years;

               (n) Except for the purchase, replacement or disposition of assets in the ordinary course of business, any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or assets, whether tangible or intangible, of the Company or any agreement to do any of the foregoing;

               (o) Payment or declaration of any dividend or other distribution in respect of any shares of the Company's capital stock, or any incurrence of any obligation to make any such dividend or distribution; or

               (p)  Any agreement or commitment to do any of the foregoing.

     3.07  Taxes.
           -----

               (a)  S Corporation Status.
                    --------------------

                    (i)   S Corporation Defined. As used herein the term "S
                          ---------------------
corporation" means, with respect to any specified period, a corporation that has in effect throughout such period a valid election under Section 1362(a) of the Code to be an S corporation which is, and whose shareholders are, subject to the tax treatment provided for under the provisions of Sections 1361 et seq. of the Code.

                    (ii)  S Corporation Status. The taxable year of the Company
                          --------------------
for federal and state income tax purposes is the 52-53 week year ending on the Friday that is on or immediately before December 31 of each year. The Company made a valid election to be taxed as an S Corporation on or before December 31, 1986, and for all periods of the Company commencing on and after November 1, 1987, for federal tax purposes the Company was and is an S corporation. For all periods with respect to which the Company has been an S corporation, for federal tax purposes the Company's Tax Returns have been prepared and filed on a basis consistent with its status as an S corporation.

                    (iii) State S Corporation Treatment. In Schedule 3.07(a)
                          -----------------------------
hereto there is a true and complete list of each state in which the Company and the Shareholders are treated, for such state's income and/or franchise tax purposes, in a manner comparable to the federal tax treatment of a S corporation and its shareholders. For purposes of this representation, the state tax treatment shall be deemed comparable to that of a S corporation if the state's income or franchise tax on the corporation's net income is eliminated or materially reduced and such net income (net of state corporate taxes, if any) is treated as taxable to the shareholders whether or not distributed thereto.
Schedule 3.07(a) also specifies, for each such state listed therein, the period during which the Company has been subject to such comparable S corporation state tax treatment.

               (b)  Tax Returns. Tax Payments and Tax Audits. Except as set
                    ----------------------------------------
forth in Schedule 3.07(b) hereto, the Company has (i) timely filed or caused to be timely filed all Tax Returns of the Company required to be filed as of the date hereof (after giving effect to any extension of time to file such Tax Returns) and (ii) paid, when due, all taxes as shown to be due and payable on said Tax Returns. Except as set forth in Schedule 3.07(b) hereto, all such previously-filed Tax Returns were complete and accurate in all material respects when filed, and as of the date hereof no additional Tax Liabilities for periods covered by such previously-filed Tax Returns have been assessed on or proposed to the Company. With respect to each such Tax Return, Schedule 3.07(b) hereto also specifies (A) each such Tax Return that (1) is currently being audited by a Tax authority, or (2) as to which the Company has received a written and/or oral notice from a Tax authority that such Tax authority intends to commence an audit or examination of such Tax Return, and (B) each such Tax Return as to which the Company has given its consent to waive or extend the applicable statute of limitations for such Tax Return or the assessment of Taxes required to be reported thereon. The Company has either delivered to Investor or made available for inspection by Investor or its representatives or agents complete and correct copies of all Tax audit reports and statements of Tax deficiencies with respect to any delinquent Tax assessed against or agreed to by the Company for all taxable periods commencing on or after January 1, 1993, for which audit reports or statements of deficiencies have been received by the Company. As used herein the term "Company" shall be deemed in each place to refer also to the Subsidiary.

               (c)  Unpaid Taxes. The Pre-Acquisition Tax Liabilities of the
                    ------------
Company and the Subsidiary (whether imposed before or after Closing and whether imposed upon filing of a Tax return or as a result of an audit or examination) which are unpaid as of the close of business on the Effective Date will not exceed the reserves for Tax Liabilities as set forth in the account for accrued taxes payable or similar account included in the Final Balance Sheet Tax Liabilities and taken into account in the Working Capital Adjustment under Section 2.12 hereof. Attached hereto as Schedule 3.07(c) is a schedule of the accruals for taxes included in the Company's Unaudited 1997 Financial Statements.

               (d)  Tax Sharing Agreements. Neither the Company nor the
                    ----------------------
Subsidiary is a party to any tax-sharing or tax-indemnity agreement and has not otherwise assumed the Tax Liability of any other person under contract.

               (e)  Section 481 Adjustments. The Company has not agreed, nor is
                    -----------------------
it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (f)  U.S. Real Property Holding Corporation. The Company is not
                    --------------------------------------
and has never been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

               (g)  No Liens. None of the assets of the Company or the
                    --------
Subsidiary are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

               (h)  No Closing Agreements. The Company has not executed or
                    ---------------------
entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state Tax law.

               (i)  No Section 1374 Liability. The Company will not be subject
                    -------------------------
to any Tax liability with respect to any net recognized built-in gain under
Section 1374 of the Code.

     3.08  Collective Bargaining Agreements and Employee Benefits.  Except as
           ------------------------------------------------------
described in Schedule 3.08, the Company is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor has any such unit or group notified the Shareholders or the Company of an intention to commence any organizational activities among the employees of the Company. Schedule 3.08 contains a listing of (i) each collective bargaining agreement and other labor agreement to which the Company is a party or by which it is bound, (ii) each employment, consulting, severance, deferred compensation, bonus and any other employee benefit plan or agreement providing for compensation or other benefits to employees (including officers), or independent contractors, individually or as a group, to which the Company is a party or by which it is bound; (iii) each "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and not exempted under Section 4(b) or 201 of ERISA maintained by the Company or to which the Company is required to contribute, including any multiemployer pension plan; and (iv) each "employee welfare benefit plan" as defined in Section 3(1) of ERISA maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer welfare plan, and each other plan under which "fringe benefits" (including, without limitation, profit-sharing, bonus, stock option, stock purchase, stock bonus, dependent care assistance, excess benefit, incentive, salary continuation, and other compensation arrangements, vacation plans or programs, severance benefits, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, the Company. All plans, programs and arrangements described in clauses (ii), (iii), and (iv) of the previous sentence shall be referred to as "Benefit Plans." The Company has either delivered to Investor or made available for inspection by Investor or its representatives or agents a true and complete copy of each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Schedule 3.08 includes a description of any such amendment that is not in writing), the current draft of the Summary Plan Description and Summary of Material Modifications (if applicable) of each Benefit Plan, the most recent Internal Revenue Service determination letter (if applicable) for each Benefit Plan, which determination letter reflects all amendments that have been made to the plan, and the two (2) most recent Form 5500s that were filed on behalf of the Benefit Plan, including the actuarial report (if applicable). The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities. Except as set forth in Schedule 3.08, all Benefit Plans in effect at any time since inception of the Company are now, and have always been, established, maintained and operated in accordance, in all material respects, with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under
Section 401(a) of the Code, and no event has occurred (either before or after the date of the letter) that would disqualify the plan. Except as set forth in
Schedule 3.08, there is no unfunded liability for vested or non-vested benefits under any funded Benefit Plan, and all contributions required to be made to or with respect to each Benefit Plan and all costs of administering each Benefit Plan have been completely and timely paid, and all such costs are fully deductible. With respect to each Benefit Plan that is subject to Title IV of ERISA, no liability or obligation to the PBGC has been incurred or is expected except for insurance premiums under Section 4007 of ERISA, and all insurance premiums incurred or accrued up to and including the Effective Date have been or will be timely paid by the Company; and no amount is, and as of the Effective Date no amount will be, due or owing from the Company to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom, and the value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Effective Date, the then current fair market value assets of the plan, arid there is no accumulated funding deficiency (within the meaning of Code Section 4971), whether or not such deficiency has been waived. The Company does not have any liability to any Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any employee benefit plan. No Benefit Plan provides medical or death benefits to any former employees (including retirees) of the Company, other than benefits required to be provided under Section 490B of the Code. For purposes of this
Section 3.08 and only with respect to this Section, the term "Company" shall include any entity that is aggregated with the Company under Code Section 414. To the Shareholders' knowledge, there is no liability of the Company under any insurance policy or similar arrangement procured in connection with any

Benefit Plan in the nature of a retroactive rate adjustment or loss sharing arrangement. There are no investigations, proceedings, or lawsuits or other claims (other than routine claims for benefits under the plan and qualified domestic relations orders) pending against or involving any Benefit Plan, or any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary, or Fiduciary thereunder, nor, to the Shareholders' knowledge, is there any reasonable basis for any such claim. The Company has no intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify or change any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. Other than as required by law, the benefits under all Benefit Plans have not been, and will not be increased subsequent to the date documents are provided to Investor. Except as provided in Schedule 3.08, none of the Benefit Plans or employment contracts with the Company provide any benefits that become payable solely as a result of the consummation of this transaction. None of the persons performing services for the Company have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime. The EPP Liabilities constitute all liabilities and obligations of the Company under the EPP Plan.

     3.09  Litigation.  Except as set forth on Schedule 3.09, there is no
           ----------
pending, or to the knowledge of the Shareholders, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against any Shareholder, the Company or the Subsidiary that could reasonably be expected to have a Material Adverse Effect or prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof. There are no judgments, decrees, injunctions or orders of any court or governmental authority against the Company, the Subsidiary or any Shareholder (which affect the Company) which could reasonably be expected to have a Material Adverse Effect. There is no pending claim against the Company or the Subsidiary which could reasonably be expected to have a Material Adverse Effect (i) on account of product warranties, (ii) with respect to the sale by the Company or the Subsidiary of allegedly defective or inferior products or (iii) with respect to any Trademark, Copyright or Patent and, to the knowledge of the Shareholders, there is no such threatened claim or event which may give rise to any such claim.

     3.10  Licenses of Intangible Personal Property.  There is listed in
           ----------------------------------------
Schedule 3.10 all material licenses or similar agreements or arrangements to which the Company or the Subsidiary is a party either as licensee or licensor for any item of intangible personal property ("Intangible Personal Property") and except as set forth on Schedule 3.10:

               (a) No proceedings have been instituted or are pending or, to the knowledge of the Shareholders, threatened which challenge the rights of the Company or the Subsidiary in any material respect in and to any of such Intangible Personal Property or any license thereof; and

               (b) There are no pending or, to the knowledge of the Shareholders, threatened claims, demands or proceedings, restricting the right of the Company or the Subsidiary to use, charging the Company or the Subsidiary with infringement of, or making any other claim with respect to, any of such Intangible Personal Property or any license thereof which, if adversely determined, could reasonably have a Material Adverse Effect.

     3.11  Insurance.  Schedule 3.11 sets forth a true and correct list of all
           ---------
insurance policies of any nature whatsoever maintained by the Company or the Subsidiary pertaining to the business of the Company or the Subsidiary. The Company or the Subsidiary maintains, with responsible insurance carriers, fire, worker's compensation, property and general liability insurance. Such policies and binders are in full force and effect through the Effective Date and, except as otherwise set forth on Schedule 3.11, such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past five (5) years. Copies of all such policies have been made available to Investor for its inspection. Neither the Company nor the Subsidiary is in default under any of such policies or binders, and, to the knowledge of the Shareholders, neither has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

     3.12  Real Property.  There is listed in Schedule 3.12: (i) a description
           -------------
of each parcel of real property owned by the Company or the Subsidiary (the "Fee Real Property"), (ii) a listing of each lease of real property under which the Company or the Subsidiary is a lessee, lessor, sublessee or sublessor, as so designated therein (the "Leased Real Property" and together with the Fee Real Property, the "Real Property"), and (iii) all options to acquire, sell or lease any real property interests to which the Company or the Subsidiary is a party. The Real Property constitutes all of the real property interests owned, leased or occupied in whole or in part by the Company or the Subsidiary. Except as indicated in Schedule 3.12:

               (a) The Company has beneficial ownership of and good and marketable title in fee simple to the Fee Real Property free and clear of all mortgages, liens, encumbrances, leases, equities, security interests, pledges conditional sale agreements, title retention agreements, claims, charges, easements, licenses, rights-of-way, covenants, conditions, restrictions, options and adverse or equitable claims or rights whatsoever (collectively, "Liens"), except for liens, if any, for property taxes not yet due and other items which do not and will not impair, in any material respect, the usefulness to the Company, or the value or the marketability, of any such Fee Real Properties ("Permitted Liens"), individually, or in the aggregate;

               (b) All material leases, easements and other real property interests held by the Company or the Subsidiary are valid and subsisting free and clear of all Liens other than Permitted Liens and neither the Company nor the Subsidiary, and to the Shareholders' knowledge, each other party thereto, is in material default thereunder. The Company has either delivered to Investor or made available for inspection by Investor or its representatives or agents true, correct and complete copies of each of the foregoing documents;

               (c) Neither the Shareholders, the Company nor the Subsidiary has received any notice, or is aware, that any of the buildings, structures or other material improvements erected on the Real Property owned or leased by the Company or the Subsidiary, or the present use thereof, (i) does not conform in all material respects with all applicable laws (or does not constitute a legal nonconforming use), ordinances, regulations or other laws and applicable deed restrictions, or (ii) materially encroaches on property of others;

               (d) Neither the Shareholders, the Company nor the Subsidiary have received notice from any municipal body or other public authority requiring work to be done or improvements to be made upon any of the Real Property and have no knowledge of the enactment or adoption of any ordinance or resolution by any such body or authority authorizing work or improvements for which any of the Real Property may be assessed; and

               (e) All of the improvements situated on any of the Real Property are in good operating condition and are adequate and suitable for the purposes for which they are presently being used.

     3.13  Material Contracts.  Schedule 3.13 sets forth, as of the date hereof,
           ------------------
whether written or oral, a true and correct list of:

               (a) Each contract between the Company or the Subsidiary and any party to whom the Company or the Subsidiary provides products or services which involves more than $150,000 in consideration for any twelve month period; and

               (b) Each contract (except for real property leases, insurance contracts and employment or personnel-related agreements) between the Company or the Subsidiary and any party to whom the Company or the Subsidiary is obligated to pay more than $150,000 in consideration for any twelve month period.

               (c) Each contract, agreement and commitment, whether or not fully performed, pursuant to which the Company or the Subsidiary has acquired or disposed of a material portion of its business or assets at any time since December 31, 1995;

               (d) Each agreement containing covenants not to compete on the part of the Company or the Subsidiary or otherwise restricting the ability of the Company or the Subsidiary in any material way to engage in its business and each confidentiality agreement to which the Company or the Subsidiary is a party;

               (e) Each note, mortgage, indenture, letter of credit, guarantee, performance bond, sale-leaseback agreement and any other agreement or instrument for or relating to any lending or borrowing (including assumed debt) entered into by the Company or the Subsidiary or pursuant to which any properties or assets of the Company or the Subsidiary are pledged or mortgaged as collateral; and

               (f) Any other executory contracts and agreements which are material to the Company and the Subsidiary considered as a whole (except for real property leases, insurance contracts and employment or personnel-related agreements). The contracts and agreements which are required to be identified in
Schedule 3.13 pursuant to subsections (a) and (b) above are hereinafter referred to as the "Material Contracts." True and complete copies of each Material Contract have either been delivered to Investor by the Company or made available by Company for inspection by Investor or its representatives or agents. Except as set forth in Schedule 3.13:

                   (i) Each of the Material Contracts is a valid, binding and enforceable agreement of the Company or the Subsidiary, as the case may be, and, to the knowledge of the Shareholders, the other parties thereto and will, subject to the receipt of consents set forth on Schedules 3.03 and 3.18, continue to be valid, binding and enforceable immediately after the Effective Date, subject to equitable defenses to specific performance and injunctive relief;

                   (ii) As of the date hereof, the Shareholders have no reason to believe that the Company or the Subsidiary, as the case may be, will not be able to fulfill in all material respects all of their respective obligations under the Material Contracts which remain to be performed after the date hereof;

                   (iii) There has not occurred any material breach or default (or event which upon provision of notice or lapse of time or both would become such a breach or default) under any of the Material Contracts on the part of the Company or the Subsidiary, as the case may be; and

                   (iv) To the knowledge of the Shareholders, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute a material breach of or a material default under such Material Contract by any party other than the Company or the Subsidiary, as the case may be, and neither the Company nor the Subsidiary has received or given notice of any such breach, default or event.

     3.14  Governmental Permits and Licenses.  Schedule 3.14 contains a true and
           ---------------------------------
complete list of the governmental permits, licenses, franchises and other certificates and authorizations (the "Licenses") that are required for and are material to the operation of the business conducted by the Company and the Subsidiary as such business is now conducted. Except as set forth on Schedule 3.14, all of such Licenses are, and as of the Effective Date will be, valid and in full force and effect and the continuing validity and effectiveness of such Licenses will not be affected by the Merger. The Company has provided, or prior to the Effective Date will provide, Investor with true, correct and complete copies of each License listed in Schedule 3.14. Except as set forth on Schedule 3.14, the Company and the Subsidiary are and have been in compliance in all material respects with all material conditions or requirements of such Licenses, and neither the Company, the Subsidiary nor the Shareholders have been notified by any governmental (including any foreign governmental) or licensing authority that any governmental or licensing authority intends to cancel, terminate or modify any of such Licenses.

     3.15  Management Personnel.  Schedule 3.15 contains a true and complete
           --------------------
list of the names of and current salaries, bonuses and other monetary benefits paid to or accrued by all management employees of the Company and the Subsidiary who earned in excess of $100,000 in the calendar year ended December 31, 1997.

     3.16  Banking Facilities.  Schedule 3.16 contains a true and complete list
           ------------------
of:

               (a) Each bank, savings and loan or other institution in which the Company has a deposit, custodial, trust or similar account or safety deposit or lock box account and the numbers and types of the accounts or safety deposit boxes maintained by the Company at such institutions; and

               (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock box facility, together with a description of any limitations on such authority of each such person with respect thereto.

     3.17  Compliance with Law.  Except as set forth on Schedule 3.17 hereto,
           -------------------
the conduct of business by each of the Company or the Subsidiary has not violated and does not violate in any material respect any federal, state, local or foreign laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force on the date hereof including, without limitation, federal, state, municipal and foreign (a) laws and regulations affecting the protection of the health and safety of employees, (b) laws and regulations affecting equal employment opportunity and (c) laws and regulations affecting the manufacture, sale and distribution of medical devices, equipment and supplies. There are no unresolved notices of deficiency or charges of violation brought or, to the knowledge of the

Shareholders, threatened against the Company or the Subsidiary, including under any federal, state, local or foreign regulation or otherwise, which individually or in the aggregate will have a Material Adverse Effect, or interfere with the maintenance or reissuance of any of the Licenses held by the Company or the Subsidiary, and there are no facts or circumstances known to the Shareholders that would constitute a reasonable basis on which any such proceedings, notices or actions may be instituted, issued or brought hereafter.

     3.18  Consents of Non-Governmental Third Parties.  Except as set forth in
           ------------------------------------------
Schedule 3.18 hereto, no consent, waiver or approval of any party to a Material Contract is necessary for the execution and delivery of this Agreement and the Noncompetition Agreement or the consummation by the Shareholders or the Company of the transactions contemplated hereby.

     3.19  Brokers Commission or Finder's Fee.  Neither the Company nor the
           ----------------------------------
Shareholders have retained any broker or finder (other than Salomon Smith Barney) or agreed to become obligated to pay any fee or commission to any broker or finder (other than fees and commissions payable to Salomon Smith Barney pursuant to that certain agreement (the "Salomon Engagement Letter") dated as of September 3, 1997, between the Company and Salomon Smith Barney) for or on account of the transactions contemplated by this Agreement. The payment of fees and commissions to Salomon Smith Barney will be paid by the Surviving Corporation pursuant to Section 2.09(c) above.

     3.20  No Undisclosed Liabilities.  The Company and the Subsidiary do not
           --------------------------
have, and as of the Effective Date will not have, any liabilities, obligations or commitments (whether absolute, accrued, known or unknown, contingent or otherwise) matured or unmatured (herein "Liabilities") except (i) Liabilities which are adequately reflected or fully reserved against in the December 26, 1997 Balance Sheet, (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, (iii) Liabilities disclosed in Exhibit A or in the Schedules hereto and
(iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in the Schedules hereto (collectively, the "Known Liabilities").

     3.21  Title to Assets.  The Company and the Subsidiary have good and
           ---------------
marketable title to all of their respective assets (real, personal or mixed, tangible and intangible). Except as set forth on Schedule 3.21, none of the Company's or the Subsidiary's assets is subject to any mortgage, deed of trust, pledge, lien, security interest, encumbrance, claim or charge of any kind or character except (i) liens for taxes or other amounts not yet due and payable, and (ii) liens and encumbrances which in the aggregate do not materially impair the usefulness or value of such assets.

     3.22  Environmental Matters.
           ---------------------

               (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state, local and foreign environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state, local or foreign laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

               (b) Except as disclosed on Schedule 3.22, (i) the Company has not received any notices, directives, violation reports, actions or claims from or by (1) any federal, state, local or foreign governmental agency concerning the Company or the Subsidiary and any Environmental Laws or (2) any person alleging that, in connection with Hazardous Materials, conditions at the Real Properties of the Company or the Subsidiary or any real property interest previously owned, leased, occupied or operated by the Company or the Subsidiary (the "Sites") have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, and to the Shareholders' knowledge, no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) neither the Company nor the Subsidiary does currently or did previously lease, operate or own any Sites that are listed or, to the knowledge of the Shareholders, are threatened to be listed on a "Superfund" List or with respect to which, there is any pending or, to the knowledge of the Shareholders, threatened proceeding or investigation under any Environmental Law; (iii) throughout the period of ownership and/or operation of any of the Sites by the Company or the Subsidiary, the Company or the Subsidiary has operated and continues to operate the Sites in material compliance with all Environmental Laws; (iv) no underground storage tanks either are or, to the Shareholders' knowledge, have been located at any of the Sites; (v) to the knowledge of the Shareholders, there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Company or the Subsidiary at the Sites or otherwise and to the Shareholders' knowledge, no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to the Sites by any third party; (vi) neither the Company nor the Subsidiary has used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; and (vii) neither the Company nor the Subsidiary has released any other person from any claim under any Environmental Law nor waived any rights or defenses concerning any environmental conditions at any Sites or in connection with the Company's or the Subsidiary's use, ownership and/or operation of its assets and properties. The Company has either delivered to Investor or made available for inspection by Investor or its representatives or agents copies of all environmental audits or similar studies or reports prepared by or at the direction of the Company regarding any of the Sites.

     3.23  Authorized and Outstanding Capital Stock.  The authorized capital
           ----------------------------------------
stock of the Company consists of 1,000,000 shares of common stock, $.01 par value per share, of which 59,056 shares have been issued and are outstanding.

     3.24  Intellectual Property Matters.
           -----------------------------

               (a) Schedule 3.24 hereto sets forth a complete list of all trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever which are presently used in the business of the Company (the "Trademarks"). Except as set forth on Schedule 3.24, (a) each of the Trademarks is valid and registered in the name of the Company on the Principal Register of the United States Patent and Trademark Office and in the foreign countries indicated thereon, (b) as of the date hereof, to the Shareholders' knowledge there is no infringement of the Trademarks by others, (c) the use of the Trademarks in the business of the Company (as the business is now being conducted by the Company) does not result in any material infringement of the rights of others in the United States, and the Shareholders have no knowledge of any such claim as to any Trademarks registered in the foreign countries identified on Schedule 3.24, (d) the Company is the sole and legal owner of the Trademarks in the countries indicated on Schedule 3.24 and in all other jurisdictions in which the Company uses any Trademark and, as of the date hereof, has no knowledge of any claim by any other person that such other person is the legal owner of such Trademarks, and (e) the Company has not granted any license or right to use any Trademark to any other person.

               (b) Schedule 3.24 hereto sets forth a complete list of all patents, patent applications, inventions, invention disclosures of any type whatsoever which are presently used in the business of the Company (the "Patents"). Except as set forth on Schedule 3.24, (a) each of the Patents is valid and registered in the name of the Company in the United States Patent and Trademark Office and in the foreign countries indicated thereon, (b) as of the date hereof, to the Shareholders' knowledge there is no infringement of the Patents by others, (c) the use of the Patents in the business of the Company (as the business is now being conducted by the Company) does not result in any material infringement of the rights of others in the United States, and the Shareholders have no knowledge of any such claim as to any Patents registered in the foreign countries identified on Schedule 3.24, (d) the Company is the sole and legal owner of the Patents in the countries indicated on Schedule 3.24 and in all other jurisdictions in which the Company uses any Patent and, as of the date hereof; has no knowledge of any claim by any other person that such other person is the legal owner of such Patents, and (e) the Company has not granted any license or right to use any Patent to any other person.

               (c) Schedule 3.24 hereto sets forth a complete list of all copyrights of any type whatsoever which are presently used in the business of the Company (the "Copyrights"). Except as set forth on Schedule 3.24, (a) each of the Copyrights is valid and registered in the name of the Company in the United States Copyright Office and in the foreign countries indicated thereon, (b) as of the date hereof, to the Shareholders' knowledge there is no infringement of the Copyrights by others, (c) the use of the Copyrights in the business of the Company (as the business is now being conducted by the Company) does not result in any material infringement of the rights of others in the United States, and the Shareholders have no knowledge of any such claim as to any Copyrights registered in the foreign countries identified on Schedule 3.24, (d) the Company is the sole and legal owner of the Copyrights in the countries indicated on Schedule 3.24 and in all other jurisdictions in which the Company uses any Copyright and, as of the date hereof; has no knowledge of any claim by any other person that such other person is the legal owner of such Copyrights, and (e) the Company has not granted any license or right to use any Copyright to any other person.

               (d) The Company has obtained a written agreement from each and every employee of the Company which provides that each such employee will maintain the confidentiality of trade secrets and/or proprietary information of the Company.

     3.25  Inventory.  All of the Company's inventory and supplies held for sale
           ---------
or use in connection with operating the business of the Company (the "Inventory") was purchased or manufactured in the ordinary course of business and is owned by the Company, free and clear of all liens, security interests and encumbrances except as set forth on Schedule 3.25. The Inventory is maintained on the financial records of the Company using historical valuation methods and practices consistent with those used in preparing the Unaudited 1997 Financial Statements and in accordance with GAAP. The Company's current inventory consists of items of a quality which are saleable in the ordinary course of business at prevailing prices. Since January 1, 1997, the Company has continued to replenish its Inventory in the ordinary course of business consistent with past practice, and has not made any material change in its Inventory policies or procedures.

     3.26  Transactions with Affiliates.  Except as set forth on Schedule 3.26,
           ----------------------------
no officer, director, employee or shareholder of the Company nor any member of any such person's immediate family or any entity in which any of the foregoing has an interest (collectively, a "Related Party") is presently, or within the last year has been, a party to any transaction or arrangement with the Company, including, without limitation, any contract, lease or other agreement (a) providing for the furnishing of services (other than as an officer, director or employee) or assets by, (b) providing for the rental of real property from, or
(c) otherwise requiring payments to (other than for (i) dividends or distributions to any shareholder in his or her capacity as such or (ii) compensation to any officer, director or employee in his or her capacity as such) such Related Party. Each such transaction shown on Schedule 3.26 is on terms no less favorable to the Company than could be obtained from an unaffiliated third party, except as set forth on Schedule 3.26.

     3.27  Accounts Receivable.  All accounts receivable of the Company that are
           -------------------
reflected on the December 26, 1997 Balance Sheet or the Final Closing Balance Sheet, (collectively, the "Accounts Receivable") represented or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Effective Date, the Accounts Receivable are or will be as of the Effective Date current and collectible net of the respective reserves shown on the December 26, 1997 Balance Sheet or the Final Closing Balance Sheet (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as the Effective Date, will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off. Neither the Shareholders nor the Company have received notice of any contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.27 contains a true and complete list of all Accounts Receivable as of the date of the December 26, 1997 Balance Sheet, which list sets forth the aging of such Accounts Receivable. Schedule 3.27 contains a list of all customers who have received extended payment terms (over 30 days) since January 1, 1997.

     3.28  Various Relationships.  Except as set forth on Schedule 3.28, neither
           ---------------------
the Shareholders nor the Company have received notice that any of the Company's material customers, distributors or suppliers intends to cease retaining, purchasing from, selling to or dealing with the Company in the matter in which such transactions have previously occurred or that any such customer, distributor or supplier intends to alter in any significant respect the amount of such retention, purchases or sales or the extent of dealings with the Company. None of the Company's material customers, distributors and suppliers has, since January 1, 1997, decreased materially its purchases, services or supplies to the Company.

     3.29  Labor Matters.  Neither the Company nor the Subsidiary is a party to
           -------------
any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations). In the past five years, neither the Company nor the Subsidiary has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or the Subsidiary. There is no labor strike, slow-down or other work stoppage pending or, to the Shareholders' knowledge, threatened against the Company or the Subsidiary. The Company and the Subsidiary are in compliance in all material respects with all applicable laws respecting employment practices, employee health, safety or welfare, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or the Subsidiary pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of its business.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Newco and Investor, jointly and severally, represent and warrant to the Shareholders that as of the date of this Agreement:

     4.01  Organization and Corporate Authority; Binding Obligation.  Investor
           --------------------------------------------------------
and Newco are each corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and each of Newco and Investor has full corporate power and authority to carry on its business as it is now conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates. Each of Newco and Investor is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would have a material adverse effect on the financial condition, earnings, liabilities, operations, operating results, business or assets of Newco or Investor, or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. Each of Newco and Investor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Noncompetition Agreement have been duly authorized by all necessary corporate action and constitute (or upon execution and delivery will constitute) legal, valid and binding obligations of Newco and Investor, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

     4.02  Agreement not a Breach.  The execution of this Agreement and the
           ----------------------
Noncompetition Agreement by Newco and Investor and the fulfillment, performance and compliance with the terms and provisions of this Agreement by Newco and Investor will not (or event which upon provision of notice or lapse of time or both would become such a default) (i) conflict with or result in a breach of any provision of Newco's Articles of Incorporation or Bylaws or the Investor's Certificate of Incorporation or Bylaws; (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default or result in the acceleration of any obligation under, or result in the cancellation or modification of, or permit termination of, any material agreement or instrument to which Newco or Investor is a party or by which Newco or Investor is bound; (iii) accelerate, or constitute an event entitling the holder of any Indebtedness of Newco or Investor to accelerate the maturity of any such Indebtedness of Newco or Investor, permit subordination of any Indebtedness of Newco or Investor to any other Indebtedness of Newco or Investor to which it was not already subordinated; (iv) conflict with or violate the provisions of any law or any judgment, decree, order, regulation, arbitration award or rule of any court or governmental authority or any covenant or restriction binding upon Newco or Investor, including, without limitation, the Articles of Incorporation, Certificate of Incorporation or Bylaws of Newco or Investor; (v) violate or result in the modification, termination or loss of any permit, license or other authorization applicable to Newco or Investor; or (vi) result in the creation of any lien, charge or encumbrance upon any assets of Newco or Investor under any agreement or instrument to which Newco or Investor is a party or by which Newco or Investor is bound, unless any such matter set forth in item (i) - (vi) above would not result in a material adverse effect on the financial condition, earnings, liabilities, operations, operating results, business or assets of Newco or Investor.

     4.03  Consents and Approvals of Governmental Authorities.  Except as set
           --------------------------------------------------
forth in Schedule 4.03 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement and the Noncompetition Agreement by Newco or Investor and the consummation by Newco or Investor of the transactions contemplated hereby.

     4.04  Brokers Commission or Finder's Fee.  Neither Newco or Investor has
           ----------------------------------
retained any broker or finder or agreed to become obligated to pay any fee or commission to any broker or finder for or on account of the transactions contemplated by this Agreement.

     4.05  Litigation.  There is no pending, or to the knowledge of Newco or
           ----------
Investor, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against Newco or Investor or any judgment, decree, injunction or order of any court or governmental authority against Newco or Investor that could reasonably be expected to have a material adverse effect on the financial condition, earnings, liabilities, operations, operating results, business or assets of Newco or Investor, or prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof.

     4.06  Consents of Non-Governmental Third Parties.  Except as set forth in
           ------------------------------------------
Schedule 4.06 hereto, no consent, waiver or approval of any non-governmental third party is necessary for the execution and delivery of this Agreement or the consummation by Newco or Investor of the transactions contemplated hereby.

     4.07  Accredited Investor.  Newco and Investor represent and warrant that
           -------------------
at the Closing each will be an "Accredited Investor" as such term is defined in Rule 501 under Regulation D of the 1933 Act (as hereinafter defined).

     4.08  Purchase for Investment.  Investor acknowledges that it is acquiring
           -----------------------
the common stock of the Company and the New Preferred Stock for its own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws, and the common stock of the Company and the New Preferred Stock will not be disposed of in contravention of the 1933 Act or applicable state securities laws. Investor also acknowledges that no public market now exists for the common stock of the Company or the New Preferred Stock and that it is unlikely that a public market for such stock will develop.

     4.09  Shares Not Registered.  Newco and Investor acknowledge that neither
           ---------------------
the common stock of the Company nor the New Preferred Stock has been registered under the 1933 Act or any state securities laws and, therefore, cannot be sold, and must be held indefinitely, unless subsequently registered under the 1933 Act and state securities laws or unless an exemption from such registration is available.

     4.10  Economic Risk.  Newco and Investor acknowledge that their investment
           -------------
in the common stock of the Company and the New Preferred Stock involves a high degree of risk and represent that they are able to bear the economic risk of such investment for an indefinite period of time.

     4.11  Financing.  Investor and Newco have sufficient funds available to
           ---------
them to deliver the Agreed Purchase Price as set forth in Article II at the Closing and to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                               CERTAIN AGREEMENTS

     5.01  Certain Employee Matters.
           ------------------------

               (a) General Employees.  Investor agrees that following the
                   -----------------
Closing it will cause the Company to provide that all employees of the Company who are employed immediately prior to the Closing will be given full credit for all accrued vacation and holiday pay and all accumulated sick pay of such employees provided that nothing in this Agreement shall be deemed to constitute an agreement to employ any such employee for any length of time.

               (b) Incentive Payments.  Investor acknowledges that, as an
                   ------------------
incentive to the continued employment and productivity of the Company's employees through to the Effective Date, the Company has agreed to pay to substantially all of its employees (each such eligible employee, an "Incentive Employee") an incentive payment (each an "Incentive

Payment"). The aggregate amount of such Incentive Payments as of the date of this Agreement is as specified in Exhibit A hereto. The Investor acknowledges that such Incentive Payments are to be paid at or immediately following the Effective Date, and, to the extent that, for administrative convenience, such Incentive Payments are to be paid immediately following the Effective Date as specified in a schedule (the "Incentive Payment Schedule) that shall be delivered to the Investor at least five (5) business days prior to the Closing, Investor hereby agrees to cause the Company to pay such deferred Incentive Payments within five (5) days following the Effective Date, in all cases subject to applicable withholding requirements.

     5.02  Tax Matters.
           -----------

               (a) Tax Returns Required to Be Filed Prior to the Effective Date.
                   ------------------------------------------------------------
The Company shall prepare and file or cause to be filed all Tax Returns of the Company and the Subsidiary that are required to be filed prior to the Effective Date (determined after giving effect to any applicable extensions of time in which to make such filings) and shall pay or cause to be paid all Taxes shown or reported to be due and payable by the Company and the Subsidiary on such Tax Returns.

               (b) Preparation of 1997 Tax Returns Due Following Closing and
                   ---------------------------------------------------------
Payment of Taxes. Prior to the due date applicable thereto, the Company shall
----------------
file all Tax Returns required to be filed by the Company and the Subsidiary with respect to the 1997 calendar year and having a due date (determined after giving effect to any applicable extensions of required filing dates) following the Effective Date (the "1997 Tax Returns"). The 1997 Tax Returns for U.S. federal and state income and franchise Taxes (the "1997 Income Tax Returns") shall be prepared, by Arthur Andersen under the direction of Lovaas, in accordance with applicable law and, to the extent not inconsistent with applicable law, on a basis consistent with the past practices of the Company, and shall be delivered to the Company at least 30 days prior to the due date thereof. The Company shall (i) provide Lovaas and Arthur Andersen with such information and such access to the Company's books and records, and at such times, as may reasonably be requested by Lovaas or Arthur Andersen for purposes of preparing and timely filing the 1997 Income Tax Returns, and (ii) file such 1997 Income tax Returns as prepared under the direction of Lovaas, provided, however, if Investor shall disagree with any item reported or reflected in such a Tax Return, such dispute shall be resolved as provided for under Section 5.02(g). All 1997 Tax Returns other than the 1997 Income Tax Returns shall be prepared, under the direction of the Company, by the Company or such Tax Return preparers as may be selected by the Company, provided, however, that in all cases such Tax Returns shall be prepared in accordance with the applicable law and, to the extent not inconsistent with applicable law, on a basis consistent with the items and positions reflected in the 1997 Income Tax Returns. All such 1997 Tax Returns shall be prepared using the Company's normal tax accounting methods and elections, and all reasonable costs and expenses incurred in preparing and filing the 1997 Tax Returns shall be paid by the Company. To the extent that the Taxes shown or reported on such 1997 Tax Returns do not exceed the reserves therefor as set forth in the account for accrued taxes payable or similar account included in the Final Balance Sheet Tax Liabilities and taken into account in the Working Capital Adjustment under Section 2.12 hereof; the Investor shall timely pay (or cause the timely payment of) such Taxes; to the extent that such Taxes exceed such reserves, the Shareholders shall pay such excess amount to the Company no later than three days prior to the due date (including extensions) for the filing of the applicable 1997 Tax Returns. Any refunds of such 1997 Taxes, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of the Shareholders. Any additional 1997 Taxes in excess of the Taxes reflected on the 1997 Tax Returns which at any time are assessed or imposed upon the Company, whether pursuant to an amended return or any Tax Proceeding, shall, to the extent they exceed such reserves therefor included in the Final Balance Sheet Tax Liabilities, be paid by the Shareholders promptly upon demand therefor by the Investor.

               (c)  Preparation of 1998 Tax Returns Due Following Closing and
                    ---------------------------------------------------------
Payment of Taxes.
----------------

                    (i)  Short Period Returns. The parties acknowledge and agree
                         --------------------
that the Company shall be required to file a short period U.S. federal income tax return as an S corporation for the period commencing December 27, 1997, and ending as of the Effective Date (if an election under Code Section 338(h)(10) is made) or as of the day immediately preceding the Effective Date (if no such election under Code Section 338(h)(10) is made). As used herein the term "Short Period Return" shall refer collectively to such short period S corporation return and any other short period return (ending as of the Effective Date and covering Taxes other than the federal Taxes covered by the S corporation short period return) which the Company or the Subsidiary is required to file with any Tax authority with respect to the short 1998 period ending on the Effective Date (or the day immediately preceding the Effective Date, as applicable). The Company shall file (or shall cause the Subsidiary to file, as applicable) each such Short Period Return prior to the due date therefor (determined after giving effect to any applicable extensions of required filing dates). The Short Period Returns for U.S. federal and state income and franchise Taxes (the "1998 Short Period Income Tax Returns") shall be prepared by Arthur Andersen under the direction of Lovaas, in accordance with applicable law and, to the extent not inconsistent with applicable law, on a basis consistent with the past practices of the Company, and shall be delivered to the Company at least 30 days prior to the due date thereof. The Company shall (i) provide Lovaas and Arthur Andersen with such information and such access to the Company's books and records, and at such times, as may reasonably be requested by Lovaas or Arthur Andersen for purposes of preparing and timely filing the 1997 Short Period Income Tax Returns, and (ii) file such 1998 Short Period Income Tax Returns as prepared under the direction of Lovaas, provided, however, if Investor shall disagree with any item reported or reflected in such a Tax Return, such dispute shall be resolved as provided for under Section 5.02(g). All Short Period Returns other than the 1998 Short Period Income Tax Returns shall be prepared, under the direction of the Company, by the Company or such Tax Return preparers as may be selected by the Company, provided, however, that in all cases such Tax Returns shall be prepared in accordance with the applicable law and, to the extent not inconsistent with applicable law, on a basis consistent with the items and positions reflected in the 1998 Short Period Income Tax Returns. All such Short Period Tax Returns shall be prepared using the Company's or the Subsidiary's normal tax accounting methods and elections based on a closing of the Company's or the Subsidiary's books as of the applicable short period ending date, and all reasonable costs and expenses incurred in preparing and filing the Short Period Returns shall be paid by the Company. To the extent that the Taxes shown or reported on such Short Period Returns do not exceed the reserves therefor as set forth in the account for accrued taxes payable or similar account included in the Final Balance Sheet Tax Liabilities and taken into account in the Working Capital Adjustment under Section 2.12 hereof; the Investor shall timely pay (or cause the timely payment of) such Taxes; to the extent that such Taxes exceed such reserves, the Shareholders shall pay such excess amount to the Company no later than three days prior to the due date (including extensions) for the filing of the applicable Short Period Returns. Any refunds of such Short Period Taxes, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of the Shareholders. Any additional Short Period Taxes in excess of the Taxes reflected on the Short Period Returns which at any time are assessed or imposed upon the Company, whether pursuant to an amended return or any Tax Proceeding, shall, to the extent they exceed such reserves therefor included in the Final Balance Sheet Tax Liabilities, be paid by the Shareholders promptly upon demand therefor by the Investor.

                    (ii)  Full Year Returns.  The parties acknowledge and agree
                          -----------------
that the Company and the Subsidiary may be required, with respect to certain Taxes for the 1998 year, to file a full year return (herein a "Full Year Return") reporting and accounting for such Taxes on an aggregate basis covering both the 1998 period ending on the Effective Date (the "Pre-Closing Period") and the 1998 period following the Effective Date (the "Post-Closing Period"). Prior to the due date (including extensions) for any such Full Year Return, the Company shall prepare and file (or shall cause the Subsidiary to prepare and file) such Full Year Return using the Company's normal tax accounting methods and elections, provided, however, that in all cases such Tax Returns shall be prepared in accordance with applicable law and, to the extent not inconsistent with applicable law, on a basis consistent with the items and positions reflected in the 1998 Short Period Income Tax Returns, and all reasonable costs and expenses incurred in preparing and filing such Full Year Returns shall be paid by the Company. The Taxes reportable on such Full Year Returns (herein "FY Taxes") that are attributable to the Pre-Closing Period shall be determined as follows:

               (x) in the case of Taxes that are either (1) based upon or related to net income, or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), the FY Taxes attributable to the Pre-Closing Period shall be deemed equal to the amount which would be payable if the taxable year or period ended on the Effective Date (except that, solely for purposes of determining the marginal Tax rate applicable to net income during such period in a jurisdiction in which such Tax rate depends upon the level of net income, annualized income may be taken into account, if appropriate, in order to achieve an equitable sharing of the FY Taxes); and

               (y) in the case of Taxes not described in subparagraph (x) above that are imposed on a periodic basis and measured by the level of any item, the FY Taxes attributable to the Pre-Closing Period shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on the Effective Date and the denominator of which is the number of calendar days in the entire relevant period.

                    To the extent that FY Taxes allocable to the Pre-Closing Period do not exceed the reserves therefor as set forth in the account for accrued taxes payable or similar account included in the Final Balance Sheet Tax Liabilities and taken into account in the Working Capital Adjustment under
Section 2.12 hereof; the Company shall timely pay such

Taxes; to the extent that such Pre-Closing Period FY Taxes exceed such reserves, the Shareholders shall pay such excess amount to the Company no later than three days prior to the due date (including extensions) for the filing of the applicable Full Year Return. Any refunds of such FY Taxes attributable to the Pre-Closing Period, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of the Shareholders. Any additional FY Taxes attributable to the Pre-Closing Period which at any time are assessed or imposed upon or against the Company, whether pursuant to an amended return or any Tax Proceeding, shall, to the extent they exceed such reserves therefor included in the Final Balance Sheet Tax Liabilities, be paid by the Shareholders promptly upon demand therefor by Investor.

                    (iii) Allocation Conventions.  The preparation of Short
                          ----------------------
Period Returns and the allocation of FY Taxes between the Pre-Closing Period and the Post-Closing Period shall be based on a closing of the Company's and the Subsidiary's books as of the Effective Date as provided in Section 5.02(c)(ii)(x); provided, however, that exemptions, allowances or deductions
                --------- -------
that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on such date and the period after such date in the proportion which the number of days in each such period bears to the total number of days in the applicable annual period; and provided further, if as of the Effective Date the Company or the Subsidiary is a partner in any partnership which has a Tax year that does not end as of the Effective Date, any Tax liability attributable to such partnership's activities shall be allocated among the Pre-Closing Period and the Post-Closing Period in the same manner based upon the number of days in each such period.

          (d)  Tax Returns for Post-Acquisition Taxable Periods.  Investor shall
               ------------------------------------------------
prepare or cause to be prepared the Tax Returns for Post-Acquisition Taxable Periods and shall pay or cause to be paid all Taxes shown on such Tax Returns to be due and payable.

          (e)  Tax Proceedings.
               ---------------

               (1) Investor shall, promptly upon receipt of notice thereof by Investor or Company, notify Lovaas in writing of any communication with respect to any pending or threatened Tax Proceeding in connection with a Pre-Acquisition Taxable Period, or a Straddle Period or otherwise with respect to a Pre-Acquisition Tax Liability or a Shareholder Tax Liability (or an issue related thereto). Investor shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by Investor or Company. A failure by Investor to give a timely notice hereunder shall not affect any right of indemnification that Investor may have under Article VIII hereof except to the extent that such failure results in the Shareholders becoming liable for the Tax Liability in question.

               (2) Lovaas shall have authority to represent the Shareholders in any and all Tax Proceedings involving or relating to Pre-Acquisition Taxable Periods, Straddle Periods (but only to the extent involving or relating to Pre-Acquisition Tax Liabilities and/or Shareholder Tax Liabilities) or which otherwise involve or relate to Pre-Acquisition Tax Liabilities and/or Shareholder Tax Liabilities (all such Tax Proceedings are collectively referred to herein as "Shareholder Tax Proceedings"). In addition to such right of participation, at her election, as communicated to Investor in writing within 30 days following her receipt of the applicable notice pursuant to Section 5.02(e)(1) (a "Control Election"), Lovaas shall (A) have overall control of; any Shareholder Tax Proceeding (but only to the extent involving Pre-

Acquisition Tax Liabilities and/or Shareholder Tax Liabilities) and (B) have authority to employ counsel of her choice with respect to such matters; provided, however, that Investor shall be permitted to participate in any such
          -------
Shareholder Tax Proceedings and all hearings and settlement negotiations related thereto. In any Shareholder Tax Proceeding as to which Lovaas has made a Control Election hereunder, (i) with respect to any issue or matter in any such Tax Proceeding which may reasonably be expected to have a material adverse effect on the Company's liability for Post Acquisition Tax Liabilities, Lovaas shall not settle or compromise any such issue or matter without the prior written consent of the Investor, and (ii) the Shareholders shall be liable for any Investor Tax Liabilities that are being contested in such Shareholder Tax Proceeding; provided, however, the Shareholders shall not be liable for any Investor Tax Liability with respect to which Investor refuses or otherwise fails to give its approval of a settlement or compromise proposed by Lovaas. In the case of any Shareholder Tax Proceeding as to which Lovaas does not make a Control Election hereunder, the Company and Investor shall have control over and responsibility for such Tax Proceeding, provided, however, Lovaas or her designated representatives shall be permitted to participate in any such Tax Proceeding and all hearings and settlement negotiations related thereto; and provided further, with respect to any issue or matter in such Tax Proceeding which may reasonably be expected to have a material adverse effect on the Shareholders' liability for Pre-Acquisition Tax Liabilities and/or Shareholder Tax Liabilities (a "Material Shareholder Tax Issue"), Company and Investor shall not settle or compromise any such Material Shareholder Tax Issue without the prior written consent of Lovaas. To the extent that any Shareholder Tax Proceeding described herein involves or relates to an Investor Tax Liability, the Company shall bear the cost thereof; and to the extent that such a Tax Proceeding involves or relates to a Pre-

Acquisition Tax Liability and/or a Shareholder Tax Liability, the Shareholders shall bear the cost thereof; with a fair and reasonable allocation of costs to be made in the case of a Tax Proceeding involving or relating to Investor Tax Liabilities, on the one hand, and Pre-Acquisition Tax Liabilities and/or Shareholder Tax Liabilities, on the other hand.

               (3) Subject to Section 5.02(e)(2), the Investor and/or the Company, as applicable, shall execute and deliver to Lovaas or any legal counsel or other tax representative designated by Lovaas any power of attorney reasonably requested by Lovaas or such legal counsel or other tax representative in connection with any Tax Proceeding described in this Section 5.02(e).

          (f)  Cooperation:  Maintenance and Retention of Records.  Investor
               --------------------------------------------------
shall, and shall cause the Company to, provide Lovaas with such assistance and documents as may be reasonably requested by Lovaas in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Tax Proceeding, (iii) any matter relating to Pre-Acquisition Tax Liabilities and (iv) any other matter that is a subject of this Section 5.02. Investor and the Company shall retain or cause to be retained all Tax Returns that are the subject of this Section
5.02 and all schedules, workpapers and material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) applicable with respect to the taxable years to which such Tax Returns and other documents relate or until the expiration of any additional period that Lovaas reasonably requests, in writing, with respect to specific material records or documents. If Investor or the Company intends to destroy any material records or documents, it shall provide Lovaas with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other party in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

               (g)  Disputes.  If the parties disagree as to any matter arising
                    --------
out of this Section 5.02, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 15 days, the parties shall jointly retain the Independent Accounting Firm to resolve the dispute. The fees of the Independent Accounting Firm shall be borne equally by the parties having the dispute, and the decision of such Independent Accounting Firm shall be final and binding on all parties involved. Following the decision of the Independent Accounting Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm, including, without limitation, the prompt payment of Taxes as directed by the Independent Accounting Firm.

               (h)  Nonforeign Affidavit.  Shareholder shall furnish Investor an
                    --------------------
affidavit stating, under penalty of perjury, that the number specified therein is the Shareholders' United States taxpayer identification number and that the Shareholder is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

                    (i)  Election Under Section 338(h)(10).  Unless prohibited
                         ---------------------------------
under applicable federal Tax law or Regulations, Investor and the Shareholders hereby agree to join in making an election under Section 338(g) and Section 338(h)(10) of the Code (and/or any comparable election under applicable state tax law) with respect to the acquisition of the Company by Investor. The Shareholders and Investor shall cooperate in the making of such election, including but not limited to executing and delivering such written consents and providing such documents and information as may be required for purposes of making an effective election under Code Section 338(h)(10), including the completion and execution of Internal Revenue Service Form 8023-A. All costs and expenses related to making such election, including the preparation and filing of applicable election forms, shall be paid by the Company, and the Company shall pay any state income or franchise tax liability imposed on the Company as a result of such election.

               (j)  Survival.  Notwithstanding any other provision of this
                    --------
Agreement, the covenants set forth in this Section shall survive until the expiration of the respective statutes of limitations applicable to the periods to which the Taxes relate.

     5.03  Conduct of Business.  Prior to the Effective Date and other than as
           -------------------
set forth in Exhibit A, the Shareholders will cause the Company to conduct its business only in the ordinary course of business and consistent with past practices. Without limiting the generality of the foregoing, except as contemplated by this Agreement, or as set forth in Exhibit A or as consented to or approved in writing and in advance by an authorized officer of Investor, the Shareholders covenant as follows with respect to the period between the date hereof and the Effective Date:

               (a) The Company will carry on its business in a manner consistent with prior practice and only in the usual and ordinary course, and the Company and the Shareholders will use commercially reasonable efforts to preserve intact the present business organization, goodwill and reputation of the Company, to keep available the services of its officers and employees and to preserve the relationships with customers, suppliers, distributors and other persons having business dealings with the Company;

               (b) The Company will maintain its books, accounts and records consistent with past practices and policies and in accordance with GAAP. The Company will not materially change any of the Company's (A) accounting principles or practices or make any material revaluation of any of the Company's assets, including without limitation, any material write-offs, increases in any reserves (including any reserve for taxes payable) or any write-off of the value of inventory, property, plant, equipment or any other asset or materially increase or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves, (B) rebate or discount programs, (C) collection practices, (D) promotion and/or advertising programs, (E) inventory policies or practices, or (F) capital expenditure policies or programs;

               (c) The Company will not make or adopt any change in its Articles of Incorporation or Bylaws as in force and effect on the date hereof;

               (d) The Company will not issue, redeem or purchase any shares of capital stock of the Company or issue any options or other rights to purchase any shares of capital stock of the Company, any securities convertible or exchangeable for capital stock of the Company, or commit to do any of the foregoing;

               (e) Except as disclosed on Schedule 3.08, the Company will not enter into or amend any employment contract or agreement with any former, existing or prospective employee;

               (f) The Company will not cancel, without full payment, any note, loan or other obligation owing to the Company;

               (g) The Company will not increase the compensation payable to or the benefits afforded any of its employees or former employees, nor shall it adopt or amend any employee benefit plan or compensation or commission arrangement, except that compensation of personnel (other than those employees set forth on Schedule 3.15, except as set forth on Schedule 5.03(g)) may be increased in the ordinary course consistent with past practice;

               (h) The Company will not sell or otherwise dispose of, or enter into any agreement for the sale, lease or disposition of, or mortgage or encumber or permit to exist any liens, claims or security interests on, any of its assets or properties, except for sales of inventory and obsolete equipment in the ordinary course of business consistent with past practices;

               (i) The Company will maintain its existing insurance policies covering it, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies;

               (j) The Company will observe and perform, and remain in material compliance with, its respective obligations in agreements and contracts and not enter into any agreements or contracts or incur any liabilities, commitments or obligations which would require payments by the Company of more than $100,000 over any period of twelve months;

               (k) The Company will cooperate with Investor and use commercially reasonable efforts to take, or cause to be taken, all action reasonably requested by Investor in connection with the financing of the transactions contemplated by this Agreement, and to treat the transactions contemplated by this Agreement as a recapitalization for financial reporting purposes, including, without limitation, to assist Investor with any presentation to Investor's and Company's accountants, financing sources and any regulatory authority;

               (1) The Company will use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions set forth herein as soon as practicable;

               (m) The Company will not make any investment in any person or entity whether by loan or advance, purchase of stock or other securities or contribution to capital;

               (n) The Company will use commercially reasonable efforts to not take any action that causes any of the representations and warranties made herein to be inaccurate as of the Effective Date;

               (o) The Company will not enter into or commit to enter into any transaction between the Company, on one hand, and any Related Party, on the other hand;

               (p) The Company will not guaranty the obligations of any third party (other than the Subsidiary);

               (q) The Company will not declare, set aside, pay or make any dividend, distribution or redemption in respect of shares of the Company's capital stock;

               (r) The Company will not incur any Indebtedness other than (i) pursuant to its presently existing revolving credit facility or (ii) as described on Exhibit A;

provided, however that any Indebtedness incurred pursuant to subsection (ii) above will not contain any prepayment restrictions or penalties; and

               (s) The Company will not enter into any agreement, plan or commitment to do any of the foregoing.

     5.04  Access to Properties.  Between the date hereof and the Effective
           --------------------
Date, with reasonable prior notice, the Shareholders will give and will cause the Company to give to authorized representatives of Investor full access with the right to conduct inspections, during normal business hours, in such manner as not to unduly disrupt normal business activities, to any and all premises, properties, contracts, commitments, books, records and affairs of the Company, and will cause the officers of the Company to furnish any and all financial, technical and operating data and other information as Investor shall from time to time reasonably request.

     5.05  Confidentiality and Nonsolicitation.  Pending the Closing, Investor
           -----------------------------------
will hold in confidence all information obtained from the Shareholders or the Company (or their officers, directors, employees, agents, advisors or representatives) in connection with the transactions completed herein and will use such information only for purposes related to the transactions contemplated hereby. Investor further agrees that, pending the Closing, it will not disclose any such information to any third party except upon the prior written consent of the Shareholders, or except as required by law or except to its advisors and financing sources who have been informed of the confidentiality of such information. If the transactions contemplated hereby are not consummated, Investor will return all such information to the Shareholders and continue to honor the foregoing confidentiality and non-disclosure covenants for a period of five years. Such obligation of confidentiality shall not extend to any information (a) which is shown to be or becomes generally known to others engaged in the same trade or business as the Company (b) previously known to Investor prior to the start of discussions leading to the execution of this Agreement, (c) obtained by Investor in good faith from third parties who are not obligated to maintain the information confidential or (d) that is or becomes public knowledge through no act or omission by Investor or any of its directors, officers, employees, professional advisors or other representatives. Furthermore, if the transactions contemplated hereby are not consummated, Investor agrees that for a period of three years it will not, nor will it permit its officers, directors, employees, agents or representatives to, directly or indirectly solicit or attempt to solicit any of the employees of the Company at the level of manager or above to leave the Company or to become employees of or consultants to any other person or entity.

     5.06  Exclusive Nature of Agreement.  Prior to the Closing, or such earlier
           -----------------------------
date on which this Agreement is terminated in accordance with its terms, the Shareholders, the Company and their officers, employees, agents, representatives and trustees will not, directly or indirectly, solicit from any person, or otherwise encourage any person to make, any inquiries or proposals, or furnish information, relating to the acquisition, in whole or in part, of the assets or securities of the Company (an "Acquisition Proposal") or engage in any negotiations or enter into any agreement or understanding with any person (other than Investor) regarding an Acquisition Proposal. The Shareholders will not furnish any information concerning the Company to any person other than Investor for the purpose of, or with the intent of, permitting such person or entity to evaluate a possible Acquisition Proposal. The Shareholders and/or the Company will notify the Investor immediately of any Acquisition Proposal and will disclose the terms of the Acquisition Proposal and identity of the party making the Acquisition Proposal.

     5.07  Consummation of Agreement:  Cooperation.  The parties shall use
           ---------------------------------------
commercially reasonable efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. The parties hereto shall cooperate with each other in such actions and in securing requisite approvals and each party shall deliver such further documents as the other party may reasonably request as necessary to evidence such transactions. The execution of this Agreement by the Shareholders shall constitute a unanimous written consent of the Shareholders approving the principal terms hereof in accordance with Sections 603 and 1101 of the Corporations Code.

     5.08  Maintenance of Corporate Name and Headquarters.  Investor hereby
           ----------------------------------------------
covenants and agrees that for a period expiring on the fifth anniversary of the Effective Date:

               (a) The Company will retain the name "Hudson Respiratory Care Inc." and will continue to do business under the names "Hudson RCI" and/or "Hudson Respiratory Care Inc.";

               (b) The products and equipment manufactured or distributed by the Company shall continue to carry the "Hudson RCI" or "Hudson Respiratory Care Inc." name; and

               (c) The Company's principal executive office and manufacturing facility shall be located in Temecula, California.

     5.09  Maquiladora.  No later than immediately prior to the Effective Date,
           -----------
Lovaas shall transfer the 21% interest in the Subsidiary that she holds directly to the Company in consideration of one dollar.

     5.10  Conveyance Taxes.  The Shareholders agree to assume liability for and
           ----------------
to hold Investor and the Company harmless against any stock transfer or other similar taxes incurred as a result of the transactions contemplated hereby.

     5.11  Termination of Equity Plan.  Prior to the Effective Date, the
           --------------------------
Shareholders shall cause the Company to take all actions necessary in order to terminate its EPP Plan as of and upon payment of all EPP Liabilities on the Effective Date. The names of and the amounts due to each EPP Participant as a result of the transactions contemplated by this Agreement are as set forth on the EPP Schedule. Each EPP Participant shall, upon receipt of the amount due such EPP Participant as provided in the EPP Schedule, execute a release acknowledging that the Company has no further obligation to such EPP Participant under the EPP Plan. In addition, Richard K. Ruiz shall, upon receipt of payment of the Ruiz Consulting Fee and the amount due him as provided in the EPP Schedule, execute a release acknowledging that the Company has no further obligation to him under the Ruiz Consulting Agreement, the EPP Plan or the Employee & Plan Participation Agreement between the Company and Richard K. Ruiz, dated July 1, 1995.

     5.12  Consents, Etc.
           -------------

               (a) As soon as practicable after execution and delivery of this Agreement, Investor and the Company shall, if necessary and with all costs to be borne by Investor, file the Notification and Report Form required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and, prior to the Effective Date, shall make all other filings required under the HSR Act. Each Shareholder, Investor and the Company covenants to use commercially reasonable efforts to (i) obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby, and (ii) to cooperate with one another with respect thereto, including providing any additional information or other documents requested in connection with obtaining any necessary approval under the HSR Act. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use his or its commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions applicable to such party set forth in Article VI or VII.

               (b) The Company and the Shareholders will use commercially reasonable efforts to obtain all waivers, estoppels, non-disturbance agreements, consents and approvals (including, without limitation, consents required under any leases and Material Contracts) required for the consummation of the transactions contemplated hereby. In connection therewith, and in connection with its negotiations for consents, the Company may not offer or consent to any modification or amendment of any lease, or other contract, without Investor's prior written consent. The Company agrees to transmit the consents to the appropriate parties for approval promptly after the execution hereof, which consents shall be subject to the reasonable approval of Investor. The Company shall keep Investor advised of its progress in obtaining such consents.

               (c) In the event Investor desires to make any modifications or amendments to any of the leases for the Leased Real Property, then at the request of Investor the Company shall cooperate with Investor and participate in any negotiations to effectuate the foregoing; provided, however, that achieving any such modifications or amendments shall not be a condition to Investor's or Newco's obligations to consummate the transactions contemplated hereby.

               (d) Within five (5) business days after the execution hereof, the Company shall obtain and deliver to Investor (i) copies of any existing title insurance policies in the possession of the Company or its affiliates with respect to each of the Fee Real Properties, and (ii) copies of any surveys of any Fee Real Properties in the possession of the Company or its affiliates. As promptly as possible after the execution of this Agreement, but in no event later than twenty-five (25) business days after the execution hereof, the Company shall obtain for and deliver to Investor (i) a commitment for title insurance for each of the Fee Real Properties, ALTA 1970 Form "B" (or the equivalent which is reasonably satisfactory to Investor), issued by Chicago Title (the "Title Company"), including all schedules and exhibits thereto, together with true, correct and legible copies of all instruments giving rise to any exceptions to title to each of the Fee Real Properties (collectively, the "Title Commitment"), and (ii) a current ALTA survey (the "Survey") of each Fee Real Property, certified to the Company, Investor's lender or financer, and the Title Company, in form reasonably acceptable to Investor. The cost of each Title Commitment and Survey shall be borne solely by the Company. Within ten (10) business days after Investor's receipt of the last of the Title Commitment and Survey, Investor shall give notice to the Company specifying all matters shown on the Title Commitment or disclosed by the Survey which (x) are in an amount in excess of $10,000, if monetary, (other than assessments in connection with property tax bills not yet due and payable) or
(y) materially and adversely affect the use of the property as it is currently being used, and are reasonably disapproved by Investor (any such item is referred to herein as a "Disapproved Exception"). The Company shall cure or remove any Disapproved Exception on or before the Effective Date. With respect to Fee Real Property, no later than the Effective Date, the Company shall cause to be delivered to Investor the irrevocable commitment of the Title Company to issue an extended coverage policy of title insurance (the "Title Policies"), ALTA 1970 Form "B" (or the equivalent which is reasonably satisfactory to Investor), insuring that the Company owns fee title to each Fee Real Property. The cost of such Title Policies shall be borne solely by the Company.

               (e) No later than five (5) business days prior to the Closing, Investor shall deliver to the Shareholders the Investor Transaction Expense Schedule and the New Debt Schedule.

     5.13  Accounting Treatment.  The Company shall use commercially reasonable
           --------------------
efforts, and take all reasonably necessary steps requested by Investor (and at Investor's expense), in order to obtain the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Investor and its affiliates with any presentation to Investor's and the Company's accountants or any applicable regulatory authority with regard to such recording. Furthermore, the Company agrees to deliver to Investor before

March 1, 1998, Financial Statements prepared in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and such Financial Statements will not differ in any material respect from the Financial Statements delivered in accordance with Section 3.05 hereof.

     ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF INVESTOR

     The obligation of Investor to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Effective Date, of each of the following conditions any one or more of which may be waived by
Investor:

     6.01  Performance of Agreements.  The Shareholders and the Company shall
           -------------------------
have performed in all material respects their respective obligations and agreements contained in this Agreement required to be performed prior to the Closing, and the Shareholders and the Company shall have delivered to Investor a certificate to such effect.

     6.02  Representations and Warranties True.  The representations and
           -----------------------------------
warranties of the Shareholders contained in this Agreement shall each be true and correct in all material respects on the date hereof and on the Effective Date as if made again on such Date, and at the Closing the Shareholders shall have delivered to Investor certificates to such effect.

     6.03  No Pending or Threatened Claim.  No condition or restriction of any
           ------------------------------
governmental or regulatory authority shall be in effect and no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental or regulatory authority that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

     6.04  Opinion of the Company's Counsel.  Investor shall have been furnished
           --------------------------------
at the Closing with an opinion of the Company's counsel, dated the Effective Date, in form and substance reasonably satisfactory to Investor, to the effect that:

               (a) The Company is a corporation and is duly organized, validly existing and in good standing under the laws of the State of California.

               (b) All corporate actions by the board of directors and the Shareholders of the Company required to be taken by or on the part of the Company to authorize the execution, delivery and performance of this Agreement by the Shareholders and the Company have been duly and properly taken.

               (c) This Agreement has been duly authorized, executed and delivered by the Shareholders and the Company, and constitutes valid and binding obligations of each of the Shareholders and the Company, enforceable against each of them, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and general principles of equity.

               (d) Except as set forth in Schedule 3.04 hereto, the execution and delivery of this Agreement by the Shareholders and by the Company and the consummation of the transactions contemplated hereby by the Shareholders and by the Company do not (i) violate any constitutional or statutory provision or requirement, or to such counsel's knowledge, violate any material judicial or administrative order, consent decree, judgment or decree applicable to the Shareholders or the Company; (ii) conflict with any terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or the organizational documents of the Trust; (iii) result in a material breach of or default under the Material Contracts or (iv) to such counsel's knowledge, result in the creation of any lien, charge or encumbrance upon any of the assets or property of the Company under any such Material Contract, other than such liens, charges or encumbrances which would not have a Material Adverse Effect.

     6.05  No Material Adverse Change.  After the date hereof, there shall not
           --------------------------
have occurred any event, circumstance or occurrence which could reasonably be expected to cause a Material Adverse Effect. Investor shall have received a certificate addressed to it from the Shareholders dated the Effective Date to the foregoing effect.

     6.06  Employee Participation.  The employees of the Company shall have
           ----------------------
invested at least $6.5 million in Investor, of which at least $3 million will have been contributed by Richard W. Johansen, $1 million will have been contributed by Lougene Williams and $1 million will have been contributed by Jay
R. Ogram.

     6.07  Hart-Scott-Rodino.  All applicable requirements under the Hart-Scott-
           -----------------
Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder shall have been met, including all applicable waiting periods, and neither the Department of Justice nor the Federal Trade Commission shall have raised objections to the transactions contemplated hereby.

     6.08  Agreement Not to Compete.  Helen Hudson Lovaas shall have entered
           ------------------------
into an agreement not to compete substantially in the form attached hereto as Exhibit E with the Company and Investor.

     6.09  Consents.  All material consents, approvals and waivers from third
           --------
parties and governmental authorities necessary to the transactions as contemplated hereby shall have been obtained.

     6.10  EPP Plan Terminated.  The EPP Plan shall have been terminated and the
           -------------------
Company shall have no obligation under the EPP Plan to make any payment to employees or former employees other than with respect to the scheduled EPP Liabilities.

     6.11  Shareholder Agreement.  Lovaas shall have entered into a shareholder
           ---------------------
agreement on substantially the terms set forth in Exhibit F hereto with Investor.

     6.12  Accounting Matters.  Investor shall have received Statement of
           ------------------
Auditing Standards No. 50 letters from Arthur Andersen, LLP and/or Deloitte & Touche, LLP concurring with the recapitalization treatment of the transactions contemplated by this Agreement.

     6.13  Transactions with Affiliates.  The transactions or agreements set
           ----------------------------
forth on Schedule 6.13 shall have been terminated by the Company or appropriate notice of termination shall have been given in the manner described in Schedule 6.13.

ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of the Shareholders and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Effective Date, of each of the following conditions, any one or more of which may be waived by Lovaas:

     7.01  Performance of Agreements.  The Investor shall have performed in all
           -------------------------
material respects its obligations and agreements contained in this Agreement required to be performed prior to the Closing, and Investor shall have delivered to Lovaas a certificate to such effect.

     7.02  Representations and Warranties True.  The representations and
           -----------------------------------
warranties of Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Effective Date, as if made again on such date, and at the Closing Investor shall have delivered to Lovaas a certificate to such effect.

     7.03  Opinion of Investor's Counsel.  The Shareholders shall have been
           -----------------------------
furnished with an opinion of counsel to Investor, dated the Effective Date, to the effect that:

               (a) Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

               (b) All corporate actions required to be taken by or on the part of Investor to authorize the execution, delivery and performance of this Agreement by Investor have been duly and properly taken.

               (c) This Agreement has been duly authorized, executed and delivered by Investor, and constitutes valid and binding obligations of Investor, enforceable against it, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and general principles of equity.

               (d) The execution and delivery of this Agreement by Investor and the consummation of the transactions contemplated hereby by Investor do not (i) violate any constitutional or statutory provision or requirement, or to such counsel's knowledge, violate any material judicial or administrative order, award, consent decree, judgment or decree applicable to Investor; (ii) conflict with any terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Investor; or (iii) to such counsel's knowledge, result in the creation of any lien, charge or encumbrance upon any of the assets or property of Investor under any such agreement or instrument, other than such liens, charges or encumbrances which, separately or in the aggregate, would not have a material adverse effect on Investor.

     7.04  No Pending or Threatened Claim.  No condition or restriction of any
           ------------------------------
governmental or regulatory authority shall be in effect and no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental or regulatory authority that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

     7.05  Shareholder Agreement.  Lovaas shall have entered into a shareholder
           ---------------------
agreement on substantially the terms set forth on Exhibit F hereto with Investor.

     7.06  Hart-Scott-Rodino.  All applicable requirements under the Hart-Scott-
           -----------------
Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder shall have been met, including all applicable waiting periods, and neither the Department of Justice nor the Federal Trade Commission shall have raised objection to the transactions contemplated hereby.

     ARTICLE VIII

                                INDEMNIFICATION

     8.01  Indemnification by the Shareholders.  The Shareholders shall jointly
           -----------------------------------
and severally indemnify and hold harmless the Surviving Corporation and its respective officers, directors, and employees in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) ("Damages") incurred by, imposed on or borne by the Surviving Corporation or resulting from:

               (a) The breach of any of the representations or warranties made by the Shareholders in this Agreement; or

               (b) The breach or the failure of performance by the Shareholders of any of the covenants that they are to perform hereunder.

     Damages shall exclude any amount with respect to which the Surviving Corporation shall be entitled to receive and shall have received payment under any insurance policy which provides coverage for the liability to which such amount relates.

     8.02  Indemnification by Investor.  Investor shall indemnify and hold
           ---------------------------
harmless the Shareholders, in respect of any and all Damages incurred by, imposed on or borne by the Shareholders resulting from:

               (a) The breach of any of the representations or warranties made by Investor in this Agreement; or

               (b) The breach or the failure of performance by Investor of any of the covenants that it is to perform hereunder.

     8.03  Claims for Indemnification.  Whenever any claim shall arise for
           --------------------------
indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for Damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 8.04 of this Agreement.

     8.04  Defense by Indemnifying Party.  In connection with any claim giving
           -----------------------------
rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnifies party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate all at the expense of the indemnifying party, who shall promptly reimburse all expenses incurred by the indemnified party, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party, provided that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorney's fees, incurred in connection with such cooperation by the indemnified party. The indemnifying party shall have the right to elect to settle any such claim or demand, for monetary damages only, subject to the consent of the indemnified party; provided, however, if the
                                                 -----------------
indemnified party fails to give such consent within 20 days of being requested to do so, the indemnified party shall, at its expense, assume the defense of such claim or demand and regardless of the outcome of such matter, the indemnifying party's liability hereunder shall be limited to the amount of any such proposed settlement. In the event the indemnifying party assumes the defense of a claim or demand, the indemnified party shall have the right to assume control of the defense of any claim or demand from the indemnifying party at any time and to elect to settle such claim or demand; provided, however, the
                                                         --------  -------
indemnifying party shall have no indemnification obligations with respect to such claim, demand or settlement except for the costs and expenses of such indemnifying party incurred prior to the assumption of the defense of the claim or demand by the indemnified party. Notwithstanding the foregoing, in the event that the indemnified party reasonably determines in good faith that its interest with respect to such claim cannot appropriately be represented by the indemnifying party due to a conflict of interest, such indemnified party shall have the right to assume control of the defense of, and to compromise or settle, such claim (exercising reasonable business judgment) at the indemnifying party's expense; provided; however, that any compromise or settlement shall be subject to the indemnifying party's consent, which consent shall not be unreasonably withheld.

     8.05  Manner of Indemnification.  All indemnification hereunder shall be
           -------------------------
effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

     8.06  Limitations on Indemnification.  All representations and warranties
           ------------------------------
made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and (a) the representations and warranties set forth in Section 3.02 will survive in perpetuity, (b) the representations and warranties set forth in Sections 3.07 and 3.22 will survive until the expiration of the respective statute of limitations with respect to such matters and (c) all other representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the 15 month anniversary of the Effective Date, unless prior to such time a claim specifying a breach of any such representation or warranty is submitted in writing to the indemnifying party and identified as a claim for indemnification pursuant to this Agreement. No claim or action for indemnity pursuant to Sections 8.01 or 8.02 hereof or otherwise for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. All covenants will survive until satisfied in accordance with their terms. Notwithstanding any provision of this Agreement to the contrary, (i) the Shareholders shall have no obligation to indemnify any person entitled to indemnity under Section 8.01 for breach of representations and warranties (except the representations and warranties set forth in Section 3.07) unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of $1 million and then only to the extent of such excess; (ii) the Shareholders shall have no obligation to indemnify any person entitled to indemnity under Section 8.01 for breach of the representations and warranties set forth in Section 3.07 hereof unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of $150,000 and then only to the extent of such excess; and (iii) except with respect to the representations and warranties set forth in Section 3.07 hereof, the Shareholders' aggregate liability under
Section 8.01 for breach of representations and warranties shall in no event exceed $15 million.

     8.07  Exclusivity of Indemnification.  The parties hereto agree that the
           ------------------------------
indemnification provisions of this Article VIII are intended to provide the exclusive remedy as to all Damages they may incur arising from or relating to the transactions contemplated hereby, and each party hereby waives, to the extent it may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation; provided, however, that the foregoing
                                        -----------------
shall not be interpreted to limit the types of remedies, including specific performance or other equitable remedies, which may be sought by an indemnified person in connection with a breach of any covenant or agreement contained herein and shall not limit any available remedy for a willful misrepresentation or breach by another party.

                                   ARTICLE IX

                                  TERMINATION

     9.01  Termination.  This Agreement may be terminated prior to the Closing
           -----------
(a) by the mutual written consent of the parties hereto; (b) by either Investor or Lovaas, at any time after May 31, 1998 if for any reason the Merger shall not have been consummated by such date; (c) by Investor if there has been a material misrepresentation or material breach on the part of the Shareholders in the representations, warranties and covenants of the Shareholders set forth herein which, if curable, has not been cured within 10 business days after notice thereof by Investor; (d) by Lovaas, if there has been a material misrepresentation or material breach on the part of Investor in the representations, warranties and covenants of Investor set forth herein which, if curable, has not been cured within 10 business days after notice thereof by Lovaas; (e) by Investor upon delivery to Lovaas, of a written notice if any event occurs which renders impossible of satisfaction one or more of the conditions to Investor's obligations contained in Article VI hereof and noncompliance is not waived by Investor; and (f) by Lovaas, upon delivery to Investor of a written notice if any event occurs which renders impossible of satisfaction one or more conditions to the Shareholders' obligations contained in Article VII hereof and noncompliance is not waived by Lovaas. The termination of this Agreement except pursuant to subsection (a) shall not affect the right of any party to bring an action against another party for breach of this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.01  Notices.  All notices, requests and demands to or upon the
            -------
respective parties hereto to be effective shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other reputable overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

               (a)  If to Lovaas or the Company, to:

                    Hudson Respiratory Care Inc.
                    27711 Diaz Road, P.O. Box 9020
                    Temecula, California
                    Attn: Richard W. Johansen
                    Facsimile Number: (909) 676-1578

               With a copy to:

                    Gibson, Dunn & Crutcher LLP
                    4 Park Plaza
                    Irvine, California 92614
                    Attn:  Gerard J. Kenny, Esq.
                    Facsimile Number:  (714) 451-4220

               and:

                    Salomon Smith Barney
                    333 S. Hope Street, Suite 3200
                    Los Angeles, California 90071
                    Attn:  Mark Davis
                    Facsimile Number:  (213) 253-1808

               (b)  If to Investor, to:

                    River Holding Corp.
                    c/o Freeman Spogli & Co.
                    11100 Santa Monica Boulevard, Suite 1900
                    Los Angeles, California  90025
                    Attn:  Charles R. Rullman, Jr.
                    Facsimile Number:  (310) 444-1870

               With a copy to:

                    Riordan & McKinzie
                    300 South Grand Avenue, 29th Floor
                    Los Angeles, California  90071
                    Attn: Richard J. Welch, Esq.
                    Facsimile Number: (213) 229-8550

     10.02  Entire Agreement.  This Agreement constitutes the entire
            ----------------
understanding between the parties with respect to the subject matter hereof; superseding all negotiations, prior discussions and preliminary agreements.

     10.03  Governing Law.  This Agreement and the rights and obligations of the
            -------------
parties under this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its rules of conflicts of law.

     10.04  Consent to Jurisdiction and Forum Selection.  The parties agree that
            -------------------------------------------
all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with

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

this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 10.01 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     10.05  Attorneys' Fees.  If either party to this Agreement shall bring any
            ---------------
action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

     10.06  Amendment and Waiver.  This Agreement may be amended only by a
            --------------------
written instrument signed by the parties hereto. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.

     10.07  Captions.  The captions of the Sections of this Agreement are for
            --------
convenience only and shall not be considered or referred to in resolving questions of construction.

     10.08  Counterparts.  This Agreement may be executed by one or more of the
            ------------
parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     10.09  Assignment.  Neither this Agreement nor any of the rights or
            ----------
obligations hereunder shall be assignable by any party without the written consent of the others provided that Investor may assign its rights under this Agreement (i) to a corporation, group or entity that purchases all or substantially all of the assets or capital stock of the Company or Investor or that succeeds to the rights of the Company or Investor by operation of law or
(ii) to any lender in connection with any Indebtedness incurred by Investor or the Company.

     10.10  Severability.  Any portion or provision of the Agreement which is
            ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

     10.11  Expenses.  Except as otherwise expressly provided herein, the
            --------
parties shall, if the transactions contemplated hereby are not consummated, each bear their own legal, accounting, investment banking and other fees and expenses in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated by this Agreement are consummated, the Company shall pay all expenses of Investor and Newco in connection therewith.

     10.12  Schedules.  All schedules, exhibits, appendices and documents
            ---------
referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation to which they are explicitly referenced.

     10.13  Records.  After the Closing, Investor shall cause the Company to
            -------
keep and preserve all books and records of the Company existing as of the Closing for a period of at least three years after the Closing. Investor will cause the Company to afford to the representatives of the Shareholders, including its counsel and accountants, reasonable access to, and, at the Shareholders' expense, copies of, the records retained by the Company during normal business hours after the Effective Date upon reasonable notice for proper business purposes. Investor and the Company shall also make their respective officers and employees available to the

Shareholders at reasonable times and places after the Closing upon reasonable notice for proper business purposes.

     10.14  Further Assurances.  From time to time after the Effective Date, at
            ------------------
Investor's request and without further consideration, the Shareholders shall execute and deliver to Investor such documents and take such other action as Investor may reasonably request in order to consummate more effectively the transactions contemplated hereby and to carry out the intent of this Agreement. From time to time after the Effective Date, at the request of the Shareholders and without further consideration, the Investor shall execute and deliver to the Shareholders such documents and take such other action as the Shareholders may reasonably request in order to consummate more effectively the Merger and to carry out the intent of this Agreement.

     10.15  Publicity.  The parties shall cooperate with each other in the
            ---------
development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other party, unless otherwise required by applicable law.

     10.16  Definition of Knowledge.  For purposes of this Agreement, whenever a
            -----------------------
statement is qualified by "to the Shareholders' knowledge," "to the knowledge of the Shareholders" or words of similar import, it is intended to indicate that none of Lovaas, Richard W. Johansen, Lougene Williams or Jay R. Ogram have actual knowledge of the inaccuracy of such statement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              River Holding Corp. (the "Investor")

                              By: /s/ Charles P. Rullman
                                  -----------------------------
                                  Name:  Charles P. Rullman, Jr.
                                  Title: President

                              By: /s/ Jon D. Ralph
                                  -----------------------------
                                  Name:  Jon D. Ralph
                                  Title: Vice President and Secretary


                              River Acquisition Corp. ("Newco")


                              By: /s/ Charles P. Rullman
                                  -----------------------------
                                  Name:  Charles P. Rullman, Jr.
                                  Title: President


                              By: /s/ Jon D. Ralph
                                  ------------------------------
                                  Name:  Jon D. Ralph
                                  Title: Vice President and Secretary

                                  Title: Vice President and Secretary

                              Hudson Respiratory Care Inc. (the "Company")

                              By: /s/ Richard W. Johansen
                                  --------------------------------
                                  Name:  Richard W. Johansen
                                  Title: President and Chief Executive Officer


                              By: /s/ Jay R. Ogram
                                  --------------------------------
                                  Name:  Jay R. Ogram
                                  Title: Chief Financial Officer

                              Helen Lovaas Separate Property Trust

                              U/D/T dated 7/17/97


                              By: /s/ Helen Lovaas
                                  --------------------------------
                                  Helen Lovaas, Trustee

                              Helen Lovaas Trust No. 1

                              U/D/T dated 11/10/97


                              By: /s/ Helen Lovaas
                                  --------------------------------
                                  Helen Lovaas, Trustee